                                                                   EXHIBIT 10.15


                                 LEASE AGREEMENT

                                     BETWEEN

                           --------------------------

                                    AS LESSOR

                                       AND

                          ---------------------------,

                                    AS LESSEE

                       DATED AS OF _________________, 2005

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ARTICLE 1 LEASED PROPERTY; TERM....................................................................................   1
         Section 1.01      Leased Property.........................................................................   1
         Section 1.02      Term....................................................................................   2

ARTICLE 2 DEFINITIONS..............................................................................................   2
         Section 2.01      Definitions.............................................................................   2

ARTICLE 3 RENT.....................................................................................................  13
         Section 3.01      Rent....................................................................................  13
         Section 3.02      Confirmation of Percentage Rent.........................................................  16
         Section 3.03      Additional Charges......................................................................  16
         Section 3.04      Lease Provision.........................................................................  17
         Section 3.05      Addition or Deletion of Food or Beverage Services.......................................  17
         Section 3.06      Change in Franchise Affiliation.........................................................  17
         Section 3.07      Change in Scope of Work.................................................................  17
         Section 3.08      Annual Budget...........................................................................  18
         Section 3.09      Books and Records.......................................................................  18
         Section 3.10      Lessee Cure Right.......................................................................  19

ARTICLE 4 IMPOSITIONS..............................................................................................  19
         Section 4.01      Payment of Impositions..................................................................  19
         Section 4.02      Notice of Impositions...................................................................  20
         Section 4.03      Adjustment of Impositions...............................................................  20

ARTICLE 5 ABATEMENT................................................................................................  20
         Section 5.01      No Termination, Abatement, Etc..........................................................  20
         Section 5.02      Abatement Procedures....................................................................  21
         Section 5.03      Abatement During Renovation.............................................................  21

ARTICLE 6 PERSONAL PROPERTY; LESSOR'S LIEN.........................................................................  21
         Section 6.01      Ownership of the Leased Property........................................................  21
         Section 6.02      Lessee's Personal Property..............................................................  21
         Section 6.03      Cash Management System..................................................................  22

ARTICLE 7 CONDITION OF LEASED PROPERTY; USE........................................................................  23
         Section 7.01      Condition of the Leased Property........................................................  23
         Section 7.02      Use of the Leased Property..............................................................  23
         Section 7.03      Lessor to Grant Easements, Etc..........................................................  24
         Section 7.04      Engagement of a Manager.................................................................  24

ARTICLE 8 COMPLIANCE WITH LAWS.....................................................................................  24
         Section 8.01      Compliance with Legal and Insurance Requirements, Etc...................................  24
         Section 8.02      Legal Requirement Covenants.............................................................  25
         Section 8.03      Environmental Covenants.................................................................  25

ARTICLE 9 IMPROVEMENTS; MAINTENANCE................................................................................  27
         Section 9.01      Capital Improvements, Maintenance and Repair............................................  27
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         Section 9.02      Encroachments, Restrictions, Etc........................................................  28

ARTICLE 10 ALTERATIONS.............................................................................................  29
         Section 10.01     Alterations.............................................................................  29
         Section 10.02     Salvage.................................................................................  29
         Section 10.03     Repairs and Improvements by Lessor......................................................  29

ARTICLE 11 LIENS...................................................................................................  30

ARTICLE 12 PERMITTED CONTESTS......................................................................................  30

ARTICLE 13 INSURANCE...............................................................................................  31
         Section 13.01     General Insurance Requirements..........................................................  31
         Section 13.02     Replacement Cost........................................................................  32
         Section 13.03     Waiver of Subrogation...................................................................  32
         Section 13.04     Form Satisfactory, Etc..................................................................  32
         Section 13.05     Blanket Policy..........................................................................  32
         Section 13.06     Separate Insurance......................................................................  32
         Section 13.07     Reports on Insurance Claims.............................................................  33

ARTICLE 14 DAMAGE AND DESTRUCTION..................................................................................  33
         Section 14.01     Insurance Proceeds......................................................................  33
         Section 14.02     Reconstruction in the Event of Damage or Destruction....................................  33
         Section 14.03     Lessee's Property.......................................................................  34
         Section 14.04     Abatement of Rent.......................................................................  34
         Section 14.05     Damage Near End of Term.................................................................  34
         Section 14.06     Waiver..................................................................................  34

ARTICLE 15 EMINENT DOMAIN..........................................................................................  34
         Section 15.01     Definitions.............................................................................  34
         Section 15.02     Parties' Rights and Obligations.........................................................  35
         Section 15.03     Total Taking............................................................................  35
         Section 15.04     Partial Taking..........................................................................  35
         Section 15.05     Temporary Taking........................................................................  35
         Section 15.06     Allocation of Award.....................................................................  36

ARTICLE 16 DEFAULT; REMEDIES.......................................................................................  36
         Section 16.01     Events of Default.......................................................................  36
         Section 16.02     Surrender...............................................................................  37
         Section 16.03     Damages.................................................................................  38
         Section 16.04     Waiver..................................................................................  39
         Section 16.05     Application of Funds....................................................................  39

ARTICLE 17 LESSOR'S RIGHT TO CURE..................................................................................  39

ARTICLE 18 REIT REQUIREMENTS.......................................................................................  39
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ARTICLE 19 COMPLIANCE WITH SPECIAL PURPOSE PROVISIONS..............................................................  41
         Section 19.01     Special Purpose Requirements............................................................  41

ARTICLE 20 HOLDING OVER............................................................................................  44

ARTICLE 21 RISK OF LOSS............................................................................................  44

ARTICLE 22 INDEMNIFICATION.........................................................................................  44
         Section 22.01     Lessee Indemnification..................................................................  44
         Section 22.02     Lessor Indemnification..................................................................  45
         Section 22.03     Payments by Indemnifying Party..........................................................  45
         Section 22.04     Survival................................................................................  45

ARTICLE 23 SUBLETTING AND ASSIGNMENT...............................................................................  45
         Section 23.01     Subletting and Assignment...............................................................  45
         Section 23.02     Attornment..............................................................................  46

ARTICLE 24 ESTOPPEL CERTIFICATES; FINANCIAL REPORTS................................................................  46
         Section 24.01     Lessee Estoppel Certificates............................................................  46
         Section 24.02     Financial Statements....................................................................  46
         Section 24.03     Lessor Estoppel Certificate.............................................................  47

ARTICLE 25 LESSOR'S RIGHT TO INSPECT...............................................................................  47

ARTICLE 26 NO WAIVER...............................................................................................  47

ARTICLE 27 REMEDIES CUMULATIVE.....................................................................................  47

ARTICLE 28 ACCEPTANCE OF SURRENDER.................................................................................  47

ARTICLE 29 NO MERGER OF TITLE......................................................................................  48

ARTICLE 30 TRANSFER OF LEASED PROPERTY; SUBORDINATION..............................................................  48
         Section 30.01     Conveyance by Lessor....................................................................  48
         Section 30.02     Subordination to Mortgage...............................................................  48

ARTICLE 31 QUIET ENJOYMENT.........................................................................................  49

ARTICLE 32 NOTICES.................................................................................................  49

ARTICLE 33 [RESERVED]..............................................................................................  49

ARTICLE 34 LESSOR LIENS; LESSEE RIGHTS TO CURE.....................................................................  49
         Section 34.01     Lessor May Grant Liens..................................................................  49
         Section 34.02     Lessee's Right to Cure..................................................................  50
         Section 34.03     Breach by Lessor........................................................................  50

ARTICLE 35 MISCELLANEOUS...........................................................................................  50
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         Section 35.01     Miscellaneous...........................................................................  50
         Section 35.02     Transition Procedures...................................................................  51
         Section 35.03     Waiver of Presentment, Etc..............................................................  52

ARTICLE 36 MEMORANDUM OF LEASE.....................................................................................  52

ARTICLE 37 [RESERVED]..............................................................................................  52

ARTICLE 38 LESSOR'S OPTION TO TERMINATE UPON SALE..................................................................  52

ARTICLE 39 FRANCHISE AGREEMENT.....................................................................................  52

ARTICLE 40 ROOM SET-ASIDE; CAPITAL EXPENDITURES....................................................................  53
         Section 40.01     Room Set-Aside..........................................................................  53
         Section 40.02     Capital Expenditures....................................................................  53
         Section 40.03     Subordination of Management Fee.........................................................  53

ARTICLE 41 CHANGE IN REIT STATUS OR REIT REGULATIONS...............................................................  54

ARTICLE 42 ADDITIONAL COVENANTS....................................................................................  54
         Section 42.01     Indemnification Regarding Defaults Under Franchise Agreements...........................  54
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                                       iv

      THIS LEASE AGREEMENT (this "LEASE"), dated as of __________, 2005, entered into by and between ___________________________, a ________________________
"LESSOR") and __________________________, a __________________________________
("LESSEE"), provides as follows.

                                    RECITALS

      A. Lessor has acquired that certain real property constituting various hotel properties more specifically described on EXHIBIT "A" attached hereto and incorporated herein by reference (collectively, the "LEASED PROPERTY").

      B. Lessee has applied for and been granted various licenses to operate each of the Facilities on the Leased Property (as defined in Section 1.01 below).

      C. Lessor desires to lease the Leased Property to Lessee and Lessee has agreed to lease the Leased Property from Lessor in accordance with the terms of this Lease.

      D. In furtherance of the consummation of such series of transactions, Lessor and Lessee wish to enter into this Lease.

                                    AGREEMENT

      NOW, THEREFORE, Lessor, in consideration of the payment of rent by Lessee to Lessor, the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, hereby rents and leases to Lessee, and Lessee hereby rents and leases from Lessor, the Leased Property.

                                   ARTICLE 1
                              LEASED PROPERTY; TERM

            Section 1.01 Leased Property. The leased property (the "Leased Property") is comprised of Lessor's interest in the following:

            (a) the land described in Exhibit "A" attached hereto and by reference incorporated herein (the "Land");

            (b) all buildings, structures and other improvements of every kind including, but not limited to, each Facility, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas including, without limitation that certain parking garage constructed on a portion of the Land and on a portion of the land adjacent to the Land and used by both the Facility and the owner of office building situated on such adjacent land (collectively referred to herein as the "PARKING FACILITIES"), and roadways appurtenant to the Parking Facilities and such buildings and structures presently situated upon the Land (collectively, the "LEASED IMPROVEMENTS");

            (c) all easements, rights and appurtenances relating to the Land or the Leased Improvements;

            (d) all fixtures and equipment, machinery, and all other items of property, including all components thereof, now and hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (but only to the extent such items constitute "real property" as such term is used in Section 512(b)(3)(A)(i) of the Code) (collectively, the "FIXTURES");

            (e) all furniture, furnishings, wall coverings, fixtures and hotel equipment and systems located at, or used in connection with, any Facility, together with all replacements therefor and additions thereto, including, without limitation, (i) all equipment and systems required for the operation of kitchens, bars, if any, and laundry and dry cleaning facilities, (ii) dining room wagons, materials handling equipment, cleaning and engineering equipment, all items of bedding (iii) telephone and computerized accounting systems, and
(iv) vehicles (collectively, "FURNITURE AND EQUIPMENT"); provided, however, that to the extent any item of property that could reasonably be deemed to constitute both a Fixture and Furniture and Equipment, such item of property shall be deemed to be included in the definition of Fixture and not in this definition of Furniture and Equipment; and

            (f) all existing leases of space within the Leased Property (including any security deposits or collateral held by Lessor pursuant thereto).

      THE LEASED PROPERTY IS DEMISED IN ITS PRESENT, "AS-IS" CONDITION, WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AS MORE SPECIFICALLY SET FORTH IN SECTION 7.01 HEREOF AND SUBJECT TO THE EXISTING STATUS OF TITLE INCLUDING ALL COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND OTHER MATTERS OF RECORD INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS, THE LIEN OF FINANCING INSTRUMENTS, MORTGAGES, DEEDS OF TRUST AND SECURITY DEEDS, AND INCLUDING OTHER MATTERS WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF.

            Section 1.02 Term. The term of this Lease (the "TERM") shall commence on the date hereof (the "COMMENCEMENT DATE") and shall end on the [____] anniversary of the last day of the month in which the Commencement Date occurs, unless sooner terminated in accordance with the provisions hereof.

                                   ARTICLE 2
                                  DEFINITIONS

            Section 2.01 Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article 2 have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as are at the time applicable, (c) all references in this Lease to designated "ARTICLES," "SECTIONS" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, and (d) the words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

      Accrued Rent: Any amount of Base Rent or Percentage Rent that is not paid by Lessee as and when the same becomes due and payable under the terms of this Lease, which Accrued Rent shall bear interest at the Base Rate until paid or otherwise discharged in accordance with this Lease.

      Additional Charges: As defined in Section 3.03.

      Affiliate: Any (a) Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) other Person that owns, beneficially, directly or indirectly, fifty (50%) percent or more of the outstanding capital stock, shares or equity interests of such Person, or (c) officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "CONTROL" (including the correlative meanings of the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

      Alterations: As defined in Section 10.01.

      Annual Budget: The operating and capital budget prepared by Lessee and delivered to Lessor in accordance with Section 3.08.

      Annual Revenues Computation: As defined in Section 3.01(b).

      Award: As defined in Section 15.01(c).

      Base Rate: The rate of interest announced publicly by ______________________, New York, New York from time to time, as such bank's base rate. If no such rate is announced or becomes discontinued, then such other rate as Lessor may reasonably designate.

      Base Rent: As defined in Section 3.01(a).

      Business Day: Each day that is not a day on which national banks in the City of New York, New York, or in the municipality wherein the Leased Property is located, are closed.

      Cash Management Agreement: That certain Cash Management Agreement dated as of the date hereof by and among Lessor, Lessee, the other Borrowers listed therein, the other Lessees listed therein and Lender.

      Cash Management System: The cash management system established pursuant to the Cash Management Agreement and the other cash management agreements relating to or contemplated by the Loan Documents.

      CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      Claims: As defined in Article 12.

      Code: The Internal Revenue Code of 1986, as amended.

      Commencement Date: As defined in Section 1.02.

      Condemnation, Condemnor: As defined in Section 15.01.

      Consolidated Financials: For any fiscal year or other accounting period for Lessee and Lessee's consolidated subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with generally accepted accounting principles and audited by independent certified public accountants reasonably selected by Lessor.

      Consumer Price Index: The "Consumer Price Index" published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items for Urban Wage Earners and Clerical Workers (1982-1984=100). If the Consumer Price Index is hereafter converted to a different standard reference base or otherwise revised, any determination hereunder that uses the Consumer Price Index shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics, or, if the bureau shall no longer publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or failing such publication, by any other nationally recognized publisher of similar statistical information.

      Date of Taking: As defined in Section 15.01(b).

      Eligible Independent Contractor: A management company that meets all of the following requirements:

            (a) The management company does not own, directly or indirectly, more than thirty-five percent (35%) of the outstanding stock of [iStar Financial, Inc.]

            (b) If the management company is a corporation (within the meaning of the Code), no more than thirty-five percent (35%) of the total combined voting power of such management company's outstanding stock (or thirty-five (35%) of the total shares of all classes of the outstanding stock) or, if it is not a corporation, no more than thirty-five percent (35%) of the ownership interest in its assets or profits is owned directly or indirectly, by one or more

Persons owning thirty-five percent (35%) or more of the outstanding stock of [iStar Financial, Inc.]

            (c) Neither [iStar Financial, Inc.], the Lessor, the Lessee, nor any Affiliate thereof derives any income from the management company.

            (d) (d) At the time that the management company enters into a management agreement with the Lessee to operate the Leased Property, the management company (or any "RELATED PERSONS" within the meaning of Section 856(d)(9)(F) of the Code) is actively engaged in the trade or business of operating "QUALIFIED LODGING FACILITIES" within the meaning of Section 856(d)(9)(D) of the Code for any Person who is not a "related persons" within the meaning of Section 856(d)(9)(F) of the Code with respect to [iStar Financial, Inc.] or the Lessee (an "UNRELATED PERSON"). For purposes of determining whether the requirement of this paragraph (d) has been met, a management company shall be treated as being actively engaged in such a trade or business if the management company (i) derives at least ten percent (10%) of both its profits and revenue from operating "qualified lodging facilities" within the meaning of Section 856(d)(9)(D) of the Code for Unrelated Persons or
(ii) complies with any regulations or other administrative guidance under
Section 856(d)(9) of the Code that provides a "safe harbor" rule with respect to the amount of hotel management business with Unrelated Persons that is necessary to qualify as an "eligible independent contractor" within the meaning of such Code section.

      Encumbrance: As defined in Section 34.01.

      Environmental Authority: Any department, agency or other body or component of any Government that exercises any form of jurisdiction or authority under any Environmental Law.

      Environmental Authorization: Any license, permit, order, approval, consent, notice, registration, filing or other form of permission or authorization required under any Environmental Law.

      Environmental Laws: All applicable federal, state and local laws and regulations relating to pollution of the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include but are not limited to CERCLA, FIFRA, RCRA, SARA, TSCA, and all state and local counterparts.

      Environmental Liabilities: Any and all obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand or request from an Environmental Authority, the amount of any civil penalty or criminal fine, and any court costs and reasonable amounts for attorney's fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any predecessor, the Leased Property or any property used therein and arising out of:

            (a) Failure of Lessee, Lessor, any predecessor or the Leased Property to comply at any time with all Environmental Laws;

            (b) Presence of any Hazardous Materials on, in, under, at the Leased Property;

            (c) A Release at any time of any Hazardous Materials on, in, at, under or in any way affecting the Leased Property;

            (d) Identification of Lessee, Lessor or any predecessor as a potentially responsible party under CERCLA, or under any Environmental Law similar to CERCLA;

            (e) Presence at any time of any above-ground and/or underground storage tanks, as defined in RCRA or in any applicable Environmental Law on, in, at or under the Leased Property or any adjacent site or facility; or

            (f) Any and all claims for injury or damage to persons or property arising out of exposure to Hazardous Materials originating or located at the Leased Property, or resulting from operation thereof or any adjoining property.

      Event of Default: As defined in Section 16.01

      Facility: Each hotel, conventional center and/or other facility offering lodging and other services or amenities being operated or proposed to be operated on the Leased Property.

      Fair Market Rental: The fair market rental of the Leased Property means the rental which a willing tenant not compelled to rent would pay a willing landlord not compelled to lease for the use and occupancy of such Leased Property, assuming that Lessee is not in default hereunder.

      Fair Market Value: The fair market value of the Leased Property means an amount equal to the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for such Leased Property, (a) assuming the same is unencumbered by this Lease, (b) assuming that such seller must pay customary closing costs and title premiums, and (c) taking into account the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance that is assumed by the transferee. In addition, in determining the Fair Market Value with respect to damaged or destroyed Leased Property such value shall be determined as if such Leased Property has not been so damaged or destroyed.

      FIFRA: The Federal Insecticide, Fungicide, and Rodenticide Act, as amended.

      Fiscal Year: The 12-month period from January 1 to December 31.

      Fixtures: As defined in Section 1.01.

      Food and Beverage Revenues: All revenues, receipts and income of every kind from the sale of food and beverages at, on or from the Leased Property, whether from restaurants, room service or otherwise but excluding (a) federal, state and municipal excise, sales, and use taxes collected directly as a part of the sales price of any such food or beverages (including alcohol), such as gross receipts or similar or equivalent taxes and paid over to federal, state or municipal governments, (b) gratuities, (c) proceeds from sales other than sales in the ordinary course of business, and (d) items constituting "allowances" under the Uniform System.

      Franchise Agreement: Any franchise agreement or license agreement with a franchisor under which any Facility is operated.

      Furniture and Equipment: As defined in Section 1.01.

      Government: The United States of America, any state, district or territory thereof, any foreign nation, any state, district, department, territory or other political division thereof, or any political subdivision of any of the foregoing.

      Gross Operating Expenses: All salaries and employee expense and payroll taxes (including salaries, wages, bonuses and other compensation of all employees at the Facility, and benefits including life, medical and disability insurance and retirement benefits), payments made to any Manager under a Management Agreement, expenditures described in Section 9.01, operational supplies, utilities, cost of insurance to be provided by Lessee, or otherwise reimbursed to Lessor, under the terms of this Lease, management fees and expenses paid to any management company engaged by Lessee for the operation of any Facility, governmental fees and assessments, food, beverages, laundry service expense, the cost of Inventories and fixed asset supplies, license fees, advertising, marketing, reservation systems and any and all other operating expenses as are reasonably necessary for the proper and efficient operation of each Facility incurred by Lessee in accordance with the provisions hereof (excluding, however, (a) federal, state and municipal excise, sales and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes paid over to federal, state or municipal governments, (b) the cost of insurance to be carried by Lessor without reimbursement from Lessee, (c) expenditures by Lessor pursuant to Article 13 and
(d) payments on any Mortgage or other mortgage or security instrument on any Facility); all determined in accordance with generally accepted accounting principles and the Uniform System. No part of Lessee's central office overhead or general or administrative expense (as opposed to that of any Facility) shall be deemed to be a part of Gross Operating Expenses, as herein provided. Reasonable out-of-pocket expenses of Lessee or of any Manager under a Management Agreement incurred for the account of or in connection with the Facility operations, including but not limited to, postage, telephone charges and reasonable travel expenses of employees, officers and other representatives and consultants of Lessee or any Manager under a Management Agreement and their Affiliates, shall be deemed to be a part of Gross Operating Expenses and such persons shall be afforded reasonable accommodations, food, beverages, laundry, valet and other such services by and at the Facility without charge to such persons or Lessee.

      Gross Operating Profit: For any Fiscal Year, the excess of Gross Revenues for such Fiscal Year over Gross Operating Expenses for such Fiscal Year.

      Gross Revenues: All revenues, receipts, and income of any kind derived directly or indirectly by Lessee from or in connection with any Facility (including rentals or other payments from tenants, lessees, licensees or concessionaires but not including their gross receipts) whether on a cash basis or credit, paid or collected, determined in accordance with generally accepted accounting principles and the Uniform System, including without limitation Food and Beverage Revenues, Room Revenues and Other Revenues, but excluding, however:
(a) funds furnished by Lessor, (b) federal, state and municipal excise, sales, and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes and paid over to federal, state or municipal governments, (c) gratuities, (d) proceeds of insurance and condemnation, (e) proceeds from sales other than sales in the ordinary course of business, (f) all loan proceeds from financing or refinancings of the Facility or interests therein or components thereof, (g) judgments and awards, except any portion thereof arising from normal business operations of the hotel, and (h) items constituting "ALLOWANCES" under the Uniform System.

      Hazardous Materials: Any and all substances, materials, chemicals, wastes, pollutants, oils, or governmental regulated substances or contaminants as defined or designated as hazardous, toxic, radioactive, dangerous, or any other similar term in or under any of the statutes, laws, case law, regulations, and rules of the United States or the state of Minnesota, including without limitation:

            (a) Solid or hazardous waste, as defined in RCRA or in any Environmental Law;

            (b) Hazardous substances, as defined in CERCLA, or in any Environmental Law;

            (c) Toxic substances, as defined in TSCA or in any Environmental
Law;

            (d) Insecticides, fungicides, or rodenticides, as defined in FIFRA or in any Environmental Law; and

            (e) Gasoline or any other petroleum product or byproduct, polychlorinated biphenols, asbestos and urea formaldehyde.

      Impositions: Collectively, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or Lessee's business conducted upon the Leased Property, including all personal property taxes on Lessee's Personal Property and Inventory, together with all replacement, modifications, alterations and additions thereto), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the Term hereof may be assessed or imposed on or with respect to or be a lien upon (a) Lessor's interest in the Leased Property, (b) the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased Property or any part thereof by Lessee. Nothing contained in this definition of Impositions shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other Person, or (2) any net revenue tax of Lessor or any other Person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (4) any single business, gross receipts (other than a tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor, except to the extent that any tax, assessment, tax levy or charge that Lessee is obligated to pay pursuant to the first sentence of this definition and that is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

      Indemnified Party: Either of a Lessee Indemnified Party or a Lessor Indemnified Party.

      Indemnifying Party: Any party obligated to indemnify an Indemnified Party pursuant to Section 8.03 or Article 22.

      Independent Director: A director of Lessee who is not at the time of initial appointment, or at any time while serving as a director of Lessee, and has not been at any time during the preceding five years:

            (a) a stockholder, officer, director (other than as the Independent Director of Lessee), employee, member, partner, attorney or counsel of Lessee, Lessor or any affiliate of Lessee or Lessor (unless such natural person is a director provided by a nationally recognized company that provides professional independent managers and which also provides other corporate services in the ordinary course of business, in which case such natural person may receive reasonable fees for serving as a director of Lessee or an Affiliate);

            (b) a creditor, customer, supplier or other Person who derives any of its purchases or revenues from its activities (other than in payment for its role as Independent Director or costs related thereto) with Lessee, Lessor or any affiliate of either of them;

            (c) a Person controlling or under common control with any such stockholder, partner, member, creditor, customer, supplier or other Person (as used herein, the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise); or

            (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, creditor, customer, supplier or other Person.

      A natural person who satisfies the foregoing definition other than subsection (b) shall still be considered an Independent Director of Lessee if such individual is an independent director provided by a nationally recognized company that provides professional independent directors and that also provides other corporate services in the ordinary course of business. A natural person who otherwise satisfies the foregoing definition except for being the independent director of a "special purpose entity" affiliated with Lessee that does not own a direct or indirect equity interest in Lessee shall still be considered an Independent Director of Lessee if such individual is at the time of initial appointment an independent director provided by a nationally recognized company that provides professional independent directors. For purposes of this paragraph, a "special purpose entity" is an entity whose organizational documents contain restrictions on its activities substantially similar to those set forth in Article 19 .

      Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

      Inventory: Collectively, all "Inventories of Merchandise" and "Inventories of Supplies" as defined in the Uniform System, including, but not limited to, linens and other non-depreciable personal property.

      Land: As defined in Article 1.

      Leased Improvements; Leased Property: Each as defined in Article 1.

      Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use or alteration thereof (whether by Lessee or otherwise), whether or not hereafter enacted and in force, including (a) all laws, rules or regulations pertaining to the environment, occupational health and safety and public health, safety or welfare, and (b) any laws, rules or regulations that may (1) require repairs, modifications or alterations in or to the Leased Property, or (2) in any way adversely affect the use and enjoyment thereof; and all permits, licenses and authorizations and regulations relating thereto and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

      Lender: Such lender as may be designated by Lessor to Lessee from time to time, and such lender's successors and assigns.

      Lessee Indemnified Party: Lessee, any Affiliate of Lessee, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a stockholder's interest) in Lessee, the officers, directors, stockholders, employees, agents and representatives of Lessee and any corporate stockholder, agent, or representative of Lessee, and the respective heirs, personal representatives, successors and assigns of any such officer, director, stockholder, employee, agent or representative.

      Lessee's Personal Property: As defined in Section 6.02.

      Lessor Indemnified Party: Lessor, any Affiliate of Lessor, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a stockholder's or partnership interest) in Lessor, the officers, directors, stockholders, employees, agents and representatives of the general partner of Lessor and any partner, agent or representative of Lessor, and the respective heirs, successors and assigns of any such officer, director, partner, stockholder, employee, agent or representative.

      Loan: The loan, if any, made by Lender pursuant to the Loan Documents.

      Loan Agreement: If any Loan is then in place, the Loan Agreement by and among Lessor, the other Borrowers listed therein and Lender.

      Loan Documents: Collectively, the Loan Agreement and all other documentation related thereto (including, but not limited to, all mortgages, security agreements, promissory notes and other collateral documents).

      Management Agreement: Any agreement entered into by Lessee with any Eligible Independent Contractor for the management of any Facility.

      Manager: Any Eligible Independent Contractor retained to manage a Facility under a Management Agreement.

      Monthly Revenues Computation: As defined in Section 3.01(b).

      Mortgage: As defined in the Loan Documents.

      Note: Those certain Promissory Notes dated as of the date hereof by and among Owner, the other Borrowers listed therein and Lender.

      Notice: A notice given pursuant to Article 32.

      Other Revenues: Any and all revenues generated by or at the Leased Property (other than Room Revenues, Food and Beverage Revenues, and Sublease and Concession Revenues [and Parking Revenues]), including without limitation, gross revenues attributable to vending machines, honor bars, movie rentals, telephone, concessions and similar services.

      Overdue Rate: On any date, a rate equal to the Base Rate plus 1.0% per annum, but in no event greater than the maximum rate then permitted under applicable law.

      Parking Facilities: As defined in Section 1.01(f).

      Parking Revenues: Gross revenues derived from the operation of the Parking Facilities. For the sake of clarity, Parking Revenues shall not be reduced by expenses deducted by the manager of the Parking Facilities in arriving at the amounts to be distributed to Lessee.

      Payment Date: Any due date for the payment of any installment of Base
Rent.

      Percentage Rent: As defined in Section 3.01(b).

      Person: Any Government, natural person, corporation, partnership or other legal entity.

      Personal Property Taxes: All personal property taxes imposed on the furnishings or other items of personal property located on, and used in connection with, the operation of the Leased Improvements as a hotel (other than such items that compose Lessee's Personal Property and Inventory), together with all replacement, modifications, alterations and additions thereto.

      Predecessor: Any Person whose liabilities arising under any Environmental Law have or may have been retained or assumed by Lessee, either contractually or by operation of law, relating to the Leased Property.

      Primary Intended Use: As defined in Section 7.02(b).

      Proceeding: Any judicial action, suit or proceeding (whether civil or criminal), any administrative proceeding (whether formal or informal), any investigation by a governmental authority or entity (including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.

      Qualified Manager: A Manager that is an Eligible Independent Contractor.

      RCRA: The Resource Conservation and Recovery Act, as amended.

      Real Estate Taxes: All real estate taxes, including general and special assessments, if any, which are imposed upon the Land, and any improvements thereon.

      Release: A "Release" as defined in CERCLA, or in any Environmental Law, unless such Release has been properly authorized and permitted in writing by all applicable Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.

      Rent: Collectively, the Base Rent, Percentage Rent and Additional Charges.

      Room Revenues: Gross revenue from the rental of guest rooms, whether to individuals, groups or transients, at any

Facility, excluding the following:

            (a) the amount of all credits, rebates or refunds to customers, guests or patrons; and

            (b) all sales taxes or any other taxes imposed on the rental of such guest rooms.

      SARA: The Superfund Amendments and Reauthorization Act of 1986, as amended.

      State: The State or Commonwealth of the United States in which the Leased Property is located.

      Sublease and Concession Revenues: Gross revenue derived from tenants of the Facility from subleases or concessions, including without limitation, gross revenues attributable to vending machines and roof-top antennae licenses.

      Subsidiaries: Corporations in which Lessee owns, directly or indirectly, more than fifty percent (50%) of the voting stock or control, as applicable.

      Taking: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

      Term: As defined in Section 1.02.

      TSCA: The Toxic Substances Control Act, as amended.

      Unavoidable Delays: Delays due to strikes, lock-outs, labor unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party under this Lease or any guaranty of this Lease.

      Uneconomic for its Primary Intended Use: A state or condition of any Facility such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, such Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, among other relevant factors, the number of usable rooms and projected revenues, such that Lessee intends to, and shall, complete the cessation of operations from the Facility.

      Uniform System: The Uniform System of Accounts for Hotels (9th Revised Edition, 1996) as published by the Hotel Association of New York City, Inc., as same may hereafter be revised.

      Unsuitable for its Primary Intended Use: A state or condition of any Facility such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, due to casualty damage or loss through Condemnation, the Facility cannot function as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel.

                                   ARTICLE 3
                                      RENT

            Section 3.01 Rent. Lessee will pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, in immediately available funds without reduction or offset, at Lessor's address set forth in Article 32 hereof or at such other place or to such other Person, as Lessor from time to time may designate in a Notice, all Base Rent, Percentage Rent and Additional Charges, during the Term, as follows:

            (a) Base Rent: The annual Base Rent payable for the Leased Property shall be equal to the amount described on EXHIBIT "B" attached hereto as "BASE RENT" payable in arrears in equal, consecutive monthly installments, on or before the first day of each calendar month of the Term ("BASE RENT"); provided, however, that the first and last monthly payments of Base Rent shall be pro rated as to any partial month, and

            (b) Percentage Rent:

                  (1) For each month during the Term, Lessee shall pay percentage rent ("Percentage Rent") in an amount calculated by the following formula:

      The amount equal to the Monthly Revenues Computation (as defined on EXHIBIT "B" attached hereto) less an amount equal to the Base Rent paid for the applicable month equals Percentage Rent for the applicable month.

                  (2) The Percentage Rent payable for the last month in any calendar quarter shall be adjusted to reflect the Percentage Rent that would be payable on a year-to-date cumulative basis based on the percentage of the Fiscal Year elapsed to the same percentage of the Annual Revenues Computation (i.e. twenty-five percent (25%) for the first quarter, fifty percent (50%) for the second quarter and so forth). The amount equal to the Annual Revenues Computation is defined on EXHIBIT "B" attached hereto. Revenues for any quarter other than the last quarter of the Fiscal Year shall be annualized (e.g., revenues for the first, second and third quarters of the Fiscal Year shall be multiplied by four, two, and 1-1/3, respectively) for the Fiscal Year for purposes of this computation, and amounts for the first and last year of the Term shall be appropriately prorated.

      Notwithstanding anything to the contrary contained herein, if the amount of Percentage Rent determined by way of the above formula with respect to a particular month during the Term shall be less than the sum of (x) all real estate taxes that accrue during such period with respect to the Leased Property and Lessee's Personal Property, (y) the insurance premiums that become due during such period with respect to the insurance maintained with respect to the Leased Property or otherwise required to be maintained under the terms of this Lease and (z) the FF&E Reserve Funds described in Section 40.01 below (such sum, the "TAX, INSURANCE AND RESERVE AMOUNT"), then the Percentage Rent for such month shall be the applicable Tax, Insurance and Reserve Amount. If any Base Rent or Percentage Rent is not paid by Lessee when required pursuant to this
Section 3.01, such Base Rent or Percentage Rent shall automatically become Accrued Rent and shall not cause an Event of Default under this Lease except as expressly set forth in Section 16.01(a) and (b) hereof.

            (c) Officer's Certificates. An Officer's Certificate shall be delivered to Lessor monthly setting forth the calculation of the Percentage Rent payment for the most recently completed month within thirty (30) days after the end of each month in the Term. The Percentage Rent payments for the months to which the Officer's Certificates relate shall accompany such Officer's Certificate. Such monthly payments shall be based on the formula set forth in
Section 3.01(b)(i), as the same may be adjusted pursuant to Section 3.01(b)(ii). There shall be no reduction in the Base Rent regardless of the result of the Revenues Computation.

      The obligation to pay Percentage Rent shall survive the expiration or earlier termination of the Term, and a final reconciliation, taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to Percentage Rent accrued prior to such termination date, and Lessee's good faith best estimate of the amount of any unresolved contractual allowances shall be made not later than two years after such expiration or termination date, but Lessee shall advise Lessor within sixty (60) days after such expiration or termination date of Lessee's best estimate at that time of the approximate amount of such adjustments, which estimate shall not be binding on Lessee or have any legal effect whatsoever.

            (d) CPI Adjustments to Base Rent and Room Revenue Thresholds. For each Fiscal Year of the Term beginning on or after January 1st of the first
(1st) calendar year after the Commencement Date (but not earlier than January 1, 2006), the Base Rent then in effect, and the threshold Room Revenues then included in the Monthly and Annual Revenues Computations set forth in Section
3.01 shall be increased (but never decreased) as follows:

                  (1) Annual Adjustment Procedure. The year-end Consumer Price Index for the most recently ended Fiscal Year shall be divided by the year-end Consumer Price Index for the immediately preceding Fiscal Year.

                  (A) The new Base Rent for the then current Fiscal Year shall be the adjusted amount obtained by multiplying the Base Rent for the immediately preceding Fiscal Year by the quotient obtained in subparagraph (1) above.

                  (B) The new threshold dollar amount in the Monthly and Annual Revenues Computations described in Section 3.01(b) above for the then current Fiscal Year shall be the product of the threshold dollar amount of Room Revenues in effect in the most recently ended Fiscal Year and the quotient obtained in subparagraph (d)(1) above.

      By way of example, the amount of Base Rent and the threshold Room Revenues amounts in the Monthly and Annual Revenues Computations for the Fiscal Year commencing January 1, 2004 shall be increased (but never decreased) to reflect any change in the Consumer Price Index from the Fiscal Year ended December 31, 2003 as compared to the Fiscal Year ended December 31, 2002.

      Adjustments calculated as set forth above in the Base Rent and threshold Room Revenues amounts shall be effective on January 1 of the Fiscal Year to which such adjusted amounts apply. If rent is paid in any Fiscal Year prior to the determination of the amount of any adjustment to Base Rent or the threshold Room Revenues applicable for such Fiscal Year, payment adjustments for any shortfall in or overpayment of rent paid shall be made with the first Base Rent Payment due after the amount of the adjustments are determined.

      Notwithstanding anything to the contrary contained herein, adjustments to Base Rent and threshold Room Revenues shall in no event result in any decrease to Base Rent or threshold

Room Revenues. Therefore, if any adjustment required under subparagraph 3(d)(1) above would result in a decrease in Base Rent and threshold Room Revenues, then Base Rent and threshold Room Revenues shall not be adjusted.

            Section 3.02 Confirmation of Percentage Rent. Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with Lessee's usual and customary practices, and in accordance with generally accepted accounting principles consistently applied and the Uniform System, that will accurately record all data necessary to compute Percentage Rent, and Lessee shall retain, for at least four years after the expiration of each Fiscal Year, reasonably adequate records conforming to such accounting system showing all data necessary to compute Percentage Rent for the applicable Fiscal Years. Lessor, at Lessor's expense (except as provided hereinbelow), shall have the right from time to time by Lessor's accountants or representatives to audit and examine all Lessee's records (including supporting data and sales and excise tax returns) reasonably required to verify Percentage Rent, subject to any prohibitions or limitations on disclosure of any such data under Legal Requirements. If any such audit discloses a deficiency in the payment of Percentage Rent, and either Lessee agrees with the result of such audit or the matter is otherwise determined or compromised, Lessee shall forthwith pay to Lessor the amount of the deficiency, as finally agreed or determined, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; provided, however, that as to any audit that is commenced more than two years after the date Percentage Rent for any Fiscal Year is reported by Lessee to Lessor, the deficiency, if any, with respect to such Percentage Rent shall bear interest at the Overdue Rate only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Lessee, in which case interest at the Overdue Rate will accrue from the date such payment should have been made to the date of payment thereof. If any such audit discloses that the actual Annual Revenues Computations for any Fiscal Year exceeds that reported by Lessee by more than three percent 3%, Lessee shall pay the cost of such audit and examination. Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties and except further that Lessor may disclose such information to prospective lenders or as required to comply with applicable Legal Requirements, including without limitation, reporting requirements under state and federal securities laws. The obligations of Lessee contained in this Section shall survive the expiration or earlier termination of this Lease.

            Section 3.03 Additional Charges. In addition to the Base Rent and Percentage Rent, (a) Lessee also shall pay and discharge as and when due and payable all other amounts, liabilities, obligations and impositions that Lessee assumes or agrees to pay under this Lease, (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) of this
Section 3.03, Lessee also shall promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items, and (c) if any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges that are payable directly to Lessor) shall not be paid on its due date, Lessee will pay Lessor on demand a late charge (to the maximum extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof (the items referred to in clauses (a), (b) and (c)) of this Section 3.03 are additional rent hereunder and are referred to herein collectively as the "ADDITIONAL CHARGES"). Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of Lessee's obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.

            Section 3.04 Lease Provision. The Rent shall be paid so that this Lease shall yield to Lessor the full amount of the installments of Base Rent, Percentage Rent and Additional Charges throughout the Term, all as more fully set forth in Article 5, but subject to any other provisions of this Lease that expressly provide for adjustment or abatement of Rent.

            Section 3.05 Addition or Deletion of Food or Beverage Services. If, during the Term, Lessee desires to provide additional food and beverage operations at any Facility (other than complimentary continental breakfast), or terminate any existing food and beverage operations, Lessee shall give notice of such desire to Lessor. Lessor shall have the right to approve or disapprove of any such addition or deletion of food and beverage operations. If Lessor shall approve such addition or deletion, Lessor and Lessee shall then commence negotiations to adjust Rent to reflect the proposed change to the operation of such Facility, each acting reasonably and in good faith. All other terms of this Lease will remain substantially the same. During negotiations, which shall not extend beyond sixty (60) days, Lessee shall not "convert" such Facility and shall continue fulfilling Lessee's obligations under the existing terms of this Lease. If no agreement is reached after such 60-day period, such dispute shall be determined by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association or any successor organization thereof and Title 9 of the U.S. Arbitration Act in New York, New York.

            Section 3.06 Change in Franchise Affiliation. Lessee shall not, without the prior written consent of Lessor, which consent may be granted or withheld in Lessor's sole discretion, replace the existing franchise affiliation for any Facility or select a franchise affiliation for an unaffiliated facility.

            Section 3.07 Change in Scope of Work. If, during the renovation of any Facility, the Lessee and Lessor shall mutually determine to change the scope of the work that was originally agreed upon between the Lessor and the Lessee when the Rent was determined, then the following provisions shall apply:

            (a) Lessee shall provide written notice to Lessor of the requested change in scope of the project including, if applicable, a requested change order in the form required for the construction contract applicable to the renovation if such Facility;

            (b) Lessor shall determine the increased costs for the requested change order through consultation with the general contractor on the job or otherwise;

            (c) Upon completion of the project at the Facility, the Lessor and Lessee shall then commence negotiations to adjust the Rent to reflect the additional expenditure by the Lessor to complete the changed work, each acting reasonably and in good faith; and

            (d) All other terms of this Lease will remain substantially the same. During negotiations, which shall not extend beyond sixty (60) days, Lessee shall continue fulfilling Lessee's obligations under the existing terms of this Lease. If no agreement is reached after the 60-day period, then the Lessee shall reimburse the Lessor for the actual costs of the change in work and this Lease shall otherwise continue in full force.

            Section 3.08 Annual Budget. Within ninety (90) days after the date of this Lease, and not later than fifteen (15) days prior to the commencement of each Fiscal Year beginning with the Fiscal Year commencing January 1st of the first (1st) calendar year after the Commencement Date, Lessee shall submit the Annual Budget to Lessor. The Annual Budget shall be subject to the approval of Lessor in Lessor's sole discretion and shall contain the following:

            (a) Lessee's reasonable estimate of Gross Revenues (including room rates and Room Revenues), Gross Operating Expenses, and Gross Operating Profits for the forthcoming Fiscal Year for each Facility itemized on schedules on a quarterly basis as approved by Lessor and Lessee, as same may be revised or replaced from time to time by Lessee and approved by Lessor, together with the assumptions, in narrative form, forming the basis of such schedules.

            (b) An estimate of the amounts to be spent for the repair, replacement, or refurbishment of Furniture and Equipment and/or Fixtures from FF&E Reserve Funds (as such term is defined in Section 40.01 below) or otherwise. In addition, to the extent required under any Loan Document, Lessee will furnish to Lessor, or Lender, on a monthly basis the monthly amount withheld from Gross Revenues for previous calendar month for FF&E Reserve Funds (together with the delivery of such amount to Lender, if required by Lender) and such other information required by Lender pertaining to FF&E Reserve Funds withheld and expenditures for the repair, replacement, or refurbishment of Furniture and Equipment and/or Fixtures.

            (c) An estimate of any amounts Lessor will be required to provide (pursuant to franchise agreements, management agreements or otherwise) in the forthcoming Fiscal Year for required or desirable items which would be classified as capital items by generally accepted accounting principles, and projections of the amounts that may be required in the two succeeding Fiscal Years for such items.

            (d) A cash flow projection.

            (e) A narrative description of the program for advertising and marketing each Facility for the forthcoming Fiscal Year containing a detailed budget itemization of the proposed advertising expenditures by category and the assumptions, in narrative form, forming the basis of such budget itemization.

            Section 3.09 Books and Records. Lessee shall keep full and adequate books of account and other records reflecting the results of operation of each Facility on an accrual basis, all in accordance with the Uniform System and generally accepted accounting principles and the obligations of Lessee under this Lease. The books of account and all other records relating to or reflecting the operation of each Facility shall be kept either at such Facility or at Lessee's offices, and shall be available to Lessor and Lessor's representatives, auditors, accountants or lenders at all reasonable times for examination, audit, inspection and transcription. All of such books and records pertaining to each Facility including, without limitation, books of account, guest records and front office records, shall not be removed from such Facility or Lessee's offices without the approval of Lessor.

            Section 3.10 Lessee Cure Right. Notwithstanding anything contained herein to the contrary, Lessor authorizes Lessee to take any and all action on Lessor's behalf to cure or prevent any Default or Event of Default under the Loan Documents if Lessee reasonably determines that taking such action would be required to protect Lessee's rights under this Lease or in Lessee's Personal Property.

                                   ARTICLE 4
                                  IMPOSITIONS

            Section 4.01 Payment of Impositions. Subject to Article 12 relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions [(other than Real Estate Taxes which shall be paid by Lessor)] before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term thereof (subject to Lessee's right of contest pursuant to the provisions of Article 12) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at Lessor's expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns and/or reports in respect of Lessor's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes, Real Estate Taxes and taxes on Lessor's capital stock, and Lessee, at Lessee's expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect to any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have occurred and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds paid over or retained by Lessor due to an Event of Default shall be applied as provided in Article 16. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and/or reports. Lessee shall file all returns and/or reports on Personal Property Taxes in such jurisdictions where it is legally required to so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property. Where Lessor is legally required to file Personal Property Tax returns, Lessee shall provide Lessor with copies of assessment notices in sufficient time for Lessor to file a protest. Lessor may, upon notice to Lessee, at Lessor's option and at Lessor's sole expense, protest, appeal, or institute such other proceedings (in Lessor's or Lessee's name) as Lessor may deem appropriate to effect a reduction of real estate or personal property assessments for those Impositions to be paid by Lessor, and Lessee, at Lessor's expense as aforesaid, shall fully cooperate with Lessor in such protest, appeal, or other action. Lessor hereby agrees to indemnify, defend and hold harmless Lessee from and against any claims, obligations and liabilities against or incurred by Lessee in connection with such cooperation. Billings by Lessor to Lessee for reimbursement of any Personal Property Taxes paid by Lessor shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Lessor, however, reserves the right to effect any such protest, appeal or other action and, upon notice to Lessee, shall control any such activity, which shall then go forward at Lessor's sole expense. Upon such notice, Lessee, at Lessors expense, shall cooperate fully with such activities.

            Section 4.02 Notice of Impositions. Lessor shall give prompt Notice of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge provided that Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives Notice of any Imposition which it is obligated to pay during the first taxing period applicable thereto.

            Section 4.03 Adjustment of Impositions. Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay Lessee's prorated share thereof after termination shall survive such termination.

                                   ARTICLE 5
                                   ABATEMENT

            Section 5.01 No Termination, Abatement, Etc. Except as otherwise specifically provided in this Lease, and except for loss of any Franchise Agreement solely by reason of any action or inaction by Lessor, Lessee, to the fullest extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or setoff against the Rent, nor shall the obligations of Lessee be otherwise affected by reason of
(a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof,
(b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, or the interference with such use by any Person, or by reason of eviction by paramount title, (c) any claim which Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (1) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (2) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated or abated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

            Section 5.02 Abatement Procedures. In the event of a partial Taking as described in Section 15.05, this Lease shall not terminate for Taking, but the Base Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable rooms, the amount of square footage, or the revenues affected by such partial Taking. If Lessor and Lessee are unable to agree upon the amount of such abatement within thirty (30) days after such partial Taking, the matter may be submitted by either party to a court of competent jurisdiction for resolution.

            Section 5.03 Abatement During Renovation. Notwithstanding any other provision herein to the contrary, Base Rent shall be abated during any period in which the Lessor is renovating any Facility in an amount equal to the fraction, the numerator of which is the number of guest rooms out of service because of such renovations, and the denominator of which is the total number of guest rooms at all of the Facilities. Such abatement shall be calculated and applied monthly during the renovations.

                                   ARTICLE 6
                        PERSONAL PROPERTY; LESSOR'S LIEN

            Section 6.01 Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

            Section 6.02 Lessee's Personal Property. Lessee will acquire and maintain throughout the Term such Inventory as is required to operate the Leased Property in the manner contemplated by this Lease. Lessee may (and shall as provided hereinbelow), at Lessee's expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of tangible personal property (including Inventory) owned by Lessee (collectively, the "LESSEE'S PERSONAL PROPERTY"), it being understood that all items of tangible personal property other than Furniture and Equipment and Fixtures located on, and used in connection with, the operation of the Leased Improvements as a hotel, together with all replacements, modifications, alterations and additions thereto, shall be deemed to be the Lessee's Personal Property. All of Lessee's Personal Property, other than Inventory (which shall remain with the Leased Premises and be conveyed to Lessor at the expiration of the term at no cost to Lessor), not removed by Lessee within ten (10) days following the expiration or earlier termination of the Term shall be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee, provided that Lessor must compensate Lessee for any of such Lessee's Personal Property that it appropriates, sells, destroys or otherwise disposes of in an amount equal to the fair market value thereof as appraised in conformity with market appraisal standards then in use for the locality in which the property is located, except that the appraisers need not be members of the American Institute of Real Estate Appraisers, but rather shall be appraisers having at least 10 years experience in valuing hotel tangible personal property. Lessee will, at Lessee's expense, restore the Leased Property to its original condition (ordinary wear and tear excepted), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor. Lessee may make such financing arrangements, title retention agreements, leases or other agreements with respect to the Lessee's Personal Property as it sees fit; provided, that Lessee first advises Lessor of any such arrangement and such arrangement expressly provides that in the event of Lessee's default thereunder, Lessor (or Lessor's designee) may cure such default and assume Lessee's obligations and rights under such arrangement.

            Section 6.03 Cash Management System. Lessor directs Lessee and Lessee acknowledges and agrees, pursuant to the terms of the Cash Management Agreement, to deposit or cause to be deposited all Gross Revenue (less any amounts any Manager is entitled to withhold pursuant to the terms of the Management Agreement relating to any Facility) from the operation of the Leased Property and the Facilities into the Cash Management System so long as any amounts under the Loan are outstanding. For purposes of this Section 6.03 only, the term "GROSS REVENUES" shall be deemed to include (a) proceeds of insurance and condemnation, (b) judgments and awards and (c) items constituting "allowances" under the Uniform System. Lessor hereby expressly authorizes Lessee to receive any and all amounts released by Lender from the Cash Management System, including amounts deposited by Lender into any remainder account or subaccount or released by Lender from any reserve or escrow account or subaccount. For each month during the Term, all funds deposited by Lessee into the Cash Management System less (i) any such funds deposited into the FF&E Reserve Account, the operating expense subaccount or the extraordinary expense subaccount thereunder and (ii) any other such funds deposited into the remainder subaccount thereunder (the "MONTHLY DEPOSIT CREDIT"), shall be deemed to offset and be applied to the payment of Rent owed by Lessee for such month. If the Monthly Deposit Credit exceeds the amount of Rent owed by Lessee for any given month (the "EXCESS MONTHLY DEPOSIT CREDIT"), then the Excess Monthly Deposit Credit shall accrue interest at the Base Rate until paid or otherwise satisfied by Lessor or applied as payment of rent in future periods; provided, however, that Lessee hereby waives Lessee's right to enforce or collect Excess Monthly Deposit Credits in cash against Lessor until the date which is 12 months after the Loan has been indefeasibly paid in full and any such Excess Monthly Deposit Credits shall be subject to and subordinate in all respects to the Loan and the Loan Documents. Notwithstanding anything contained herein to the contrary, Excess Monthly Deposit Credits shall, upon their creation, be applied first, to reduce and satisfy any Accrued Rent and all accrued and unpaid interest thereon, until all Accrued Rent has been satisfied in full.

                                   ARTICLE 7
                        CONDITION OF LEASED PROPERTY; USE

            Section 7.01 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OF PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO LESSEE. Provided, however, to the extent permitted by law, Lessor hereby assigns to Lessee all of Lessor's rights to proceed against any predecessor in title other than Lessee (or an Affiliate of Lessee which conveyed the Property to Lessor) or any contractor, materialmen or other similar Persons for breaches of warranties or representations or for latent defects in the Leased Property. Lessor shall fully cooperate with Lessee in the prosecution of any such claim, in Lessor's or Lessee's name, all at Lessee's sole cost and expense. Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any claims, obligations and liabilities against or incurred by Lessor in connection with such cooperation.

            Section 7.02 Use of the Leased Property.

            (a) Lessee covenants that it will obtain and maintain all approvals needed to use and operate the Leased Property and the Facilities under applicable Legal Requirements.

            (b) Lessee shall use or cause to be used the Leased Property only as a hotel facility, and for such other uses as may be necessary or incidental to such use (the "PRIMARY INTENDED USE"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent may be granted, denied or conditioned in Lessor's reasonable discretion. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation or increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or fire underwriter's regulations. Lessee shall, at Lessee's sole cost, comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property.

            (c) Subject to the provisions of Articles 14, 15, 21 and 22, Lessee covenants and agrees that during the Term it will (1) operate continuously the Leased Property for the Primary Intended Use, (2) keep in full force and effect and comply with all the provisions of any Franchise Agreement (except that Lessee shall have no obligation to complete any capital improvements to the Leased Property required by the franchisor unless the Lessor funds the cost thereof), (3) not terminate or amend any Franchise Agreement without the consent of Lessor, (4) maintain appropriate certifications and licenses for such use, and (5) seek to maximize the Gross Revenues generated therefrom consistent with sound business practices, and (6) seek to keep the costs and expenses of the Leased Property payable by Lessor at reasonable levels.

            (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon.

            (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, or Lessee's Personal Property, to be used in such a manner as (1) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof, except as necessary in the ordinary and prudent operation of the Facility on the Leased Property.

            Section 7.03 Lessor to Grant Easements, Etc. Lessor will, from time to time, so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed), (a) grant easements and other rights in the nature of easements with respect to the Leased Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of Lessor's interests in the Leased Property), but only upon delivery to Lessor of an officer's certificate stating that such grant, release, dedication, transfer, petition or amendment does not interfere with the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.

            Section 7.04 Engagement of a Manager. Lessee shall not engage a manager for the Leased Property other than a Qualified Manager without the written consent of the Lessor, which may be given or withheld in Lessor's reasonable discretion. Any management contract, agreement or other arrangement entered into by Lessee shall not relieve Lessee of any of Lessee's obligations hereunder and any such agreement shall be expressly subordinate to the terms and conditions of this Lease.

                                    ARTICLE 8
                              COMPLIANCE WITH LAWS

            Section 8.01 Compliance with Legal and Insurance Requirements, Etc. Subject to Section 8.03 below and Article 12 relating to permitted contests, Lessee, at Lessee's expense, will promptly (a) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

            Section 8.02 Legal Requirement Covenants. Subject to Section 8.03 below, Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all tenants, invitee or others to so comply with all Legal Requirements). Lessee may, however, upon prior Notice to Lessor, contest the legality or applicability of any such Legal Requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's sole expense. Lessee may delay compliance with any such Legal Requirement pending the outcome of any such contest provided no lien, charge or civil or criminal liability would be incurred and imposed upon Lessee, Lessor or the Leased Property by reason of any such delay and provided Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay and (b) prosecutes the contest with due diligence and in good faith.

            Section 8.03 Environmental Covenants. Lessor and Lessee (in addition to, and not in diminution of, Lessee's covenants and undertakings in Sections
8.01 and 8.02 hereof) covenant and agree as follows:

            (a) At all times hereafter until the later of (i) such time as all liabilities, duties or obligations of Lessee to the Lessor under this Lease have been satisfied in full and (ii) such time as Lessee completely vacates the Leased Property and surrenders possession of the same to Lessor, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the operations thereon. Lessee agrees to give Lessor prompt written notice of
(1) all Environmental Liabilities; (2) all pending, threatened or anticipated Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property;
(3) all Releases at, on, in, under or in any way affecting the Leased Property, or any Release known by Lessee at, on, in or under any property adjacent to the Leased Property; and (4) all facts, events or conditions that could reasonably lead to the occurrence of any of the above-referenced matters.

            (b) Lessor hereby agrees to defend, indemnify and save harmless any and all Lessee Indemnified Parties from and against any and all Environmental Liabilities other than Environmental Liabilities which were caused by the acts or grossly negligent failures to act of Lessee, Lessee's agents, employees, contractors, invitees or licensees.

            (c) Lessee hereby agrees to defend, indemnify and save harmless any and all Lessor Indemnified Parties from and against any and all Environmental Liabilities which were caused by the acts or grossly negligent failures to act of Lessee, Lessee's agents, employees, contractors, invitees or licensees.

            (d) If any Proceeding is brought against any Indemnified Party in respect of an Environmental Liability with respect to which such Indemnified Party may claim indemnification under either Section 8.03(b) or (c), the Indemnifying Party, upon request, shall at such Indemnifying Party's sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnified Party and approved by the Indemnifying Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless such counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without such Indemnifying Party's consent (if its consent shall be unreasonably withheld), or if there be a final, nonappealable judgment for an adversary party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities incurred by such Indemnified Parties by reason of such settlement or judgment.

            (e) At any time any Indemnified Party has reason to believe circumstances exist which could reasonably result in an Environmental Liability, upon reasonable prior written notice to Lessee stating such Indemnified Party's basis for such belief, an Indemnified Party shall be given immediate access to the Leased Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, cap and use available land for the testing of remedial technologies), Lessee's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding, provided that such access may be conditioned or restricted as may be reasonably necessary to ensure compliance with law and the safety of personnel and facilities or to protect confidential or privileged information. All Indemnified Parties requesting such immediate access and cooperation shall endeavor to coordinate such efforts to result in as minimal interruption of the operation of the Leased Property as practicable.

            (f) The indemnification rights and obligations provided for in this
Article 8 shall be in addition to any indemnification rights and obligations provided for elsewhere in this Lease.

            (g) The indemnification rights and obligations provided for in this
Article 8 shall survive the termination of this Lease.

            (h) For purposes of this Section 8.03, all amounts for which any Indemnified Party seeks indemnification shall be computed net of (a) any actual income tax benefit resulting therefrom to such Indemnified Party, (b) any insurance proceeds received (net of tax effects) with respect thereto, and (c) any amounts recovered (net of tax effects) from any third parties based on claims the Indemnified Party has against such third parties which reduce the damages that would otherwise be sustained, provided that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each Indemnified Party agrees to use its reasonable efforts to pursue, or assign to Lessee or Lessor, as the case may be, any Claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnified Party.

            (i) Notwithstanding anything to the contrary contained in this Lease, if Lessor shall become entitled to the possession of this Leased Property by virtue of the termination of this Lease or repossession of the Leased Property, then Lessor may assign Lessor's indemnification rights under Section
8.03 of this Lease (but not any other rights hereunder) to any Person to whom the Lessor subsequently transfers the Leased Property, subject to the following conditions and limitations, each of which shall be deemed to be incorporated into the terms of such assignment, whether or not specifically referred to therein:

                  (1) The indemnification rights referred to in this section may be assigned only if a known Environmental Liability then exists or if a proceeding is then pending or, to the knowledge of Lessee or Lessor, then threatened with respect to the Leased Property;

                  (2) Such indemnification rights shall be limited to Environmental Liabilities relating to or specifically affecting the Leased Property; and

                  (3) Any assignment of such indemnification rights shall be limited to the immediate transferee of Lessor, and shall not extend to any such transferee's successors or assigns.

                                   ARTICLE 9
                            IMPROVEMENTS; MAINTENANCE

            Section 9.01 Capital Improvements, Maintenance and Repair.

            (a) Subject to Section 9.01(b), Lessee shall (i) keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto that are under Lessee's control, including windows and plate glass, parking lots, mechanical, electrical and plumbing systems and equipment (including conduit and ductware), and non-load bearing interior walls, in good order and repair, except for ordinary wear and tear (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, (ii) except as otherwise provided in Articles 14 or 15, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise), or required by any governmental agency having jurisdiction over the Leased property, except as to the structural elements of the Leased Improvements and underground utilities.

            (b) Notwithstanding any other provision of this Lease, unless the need for compliance with Section 9.01(a) is caused by Lessee's negligence or willful misconduct or that of Lessee's employees or agents, Lessee shall not be required to bear the costs of complying with Section 9.01(a) with respect to items classified as either (i) capital items under generally accepted accounting principles, or (ii) Fixtures in, on, or under any Facility or its components, except to the extent (X) that amounts are available therefor from Lessor under
Article 40 or otherwise, or (Y) required under Articles 14 and 15 on the conditions set forth therein.

            (c) Article 40 sets forth the only obligations of Lessor to fund the cost of any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. Lessor shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.

            (d) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, additional repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof.

            (e) Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in accordance with Section 9.01(a) above during the entire Term of this Lease), or damage by casualty or Condemnation (subject to the obligations of Lessee to restore or repair as set forth in this Lease).

            Section 9.02 Encroachments, Restrictions, Etc. If any of the Leased Improvements, at any time, materially encroach upon any property, street or right-of-way adjacent to the Leased Property, or violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or at the behest of any Person affected by any such encroachment, violation or impairment, Lessee shall cooperate with Lessor, at Lessor's expense, subject to any title insurance insuring against such matter and any right to contest the existence of any encroachment, violation or impairment and, in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all

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

claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee, or (b) make such changes in the Leased Improvements, and take such other actions, as are reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alterations shall be made by Lessee in conformity with the applicable requirements of Article 10.

                                   ARTICLE 10
                                   ALTERATIONS

            Section 10.01 Alterations. Lessee shall obtain Lessor's prior written consent to any additions, modifications or improvements to any part of the Leased Property (individually and collectively, "ALTERATIONS") provided that Lessor's consent shall not be required in connection with any Alterations that (together with the related cost of such alterations) have been provided for in the Annual Budget, provided that such Alterations (a) do not adversely affect any structural component of any Facility, any utility or HVAC system contained in any Facility or the exterior of any building constituting a part of any Facility and the aggregate cost thereof does not exceed the lesser of (x) One Million Dollars ($1,000,000) and (y) an amount equal to three percent (3%) of the amount listed in column F for the applicable Facility, or (b) are Alterations performed in connection with the restoration of the Leased Property after the occurrence of a casualty or condemnation in accordance with the terms and provisions of this Lease and the Loan Documents. If Lessee desires to make any Alterations, Lessee shall provide a written request to Lessor, along with any additional materials, plans, budgets and other items requested by Lessor. The cost of such additions, modifications or improvements to the Leased Property shall be paid by Lessee, and all such additions, modifications and improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall pass to and become the property of Lessor. Notwithstanding anything to the contrary contained herein, if Lessor approves of any Alterations, Lessor shall have the right (but not the obligation) to require Lessee to deliver to Lessor funds for such Alterations in an amount deemed by Lessor, in Lessor's reasonable discretion, to be adequate of such Alterations, which funds shall be disbursed by Lessor in accordance with the practices of commercially reasonable construction lenders in the jurisdiction in which the Leased Property is located.

            Section 10.02 Salvage. All materials which are scrapped or removed in connection with the making of repairs required by Articles 9 or 10 shall be or become the property of Lessor or Lessee depending on which party is paying for or providing the financing for such work.

            Section 10.03 Repairs and Improvements by Lessor. Lessor shall at all times have the right to make structural and non-structural repairs, additions and improvements to the Leased Improvements, including, without limitation, the addition of hotel rooms, the alteration of the facade of the Leased Property and the renovation of guest rooms. Lessee shall cooperate in Lessor's undertaking such work, provided Lessee shall have no obligation to pay any third party costs in connection therewith, and further provided Lessee acknowledges that, except as provided in Section 5.03 of Article 10, it shall not be entitled to any abatement of rent, offset or deduction as a result of such work, regardless of whether the work involves the temporary closure of the hotel or portions thereof.

                                   ARTICLE 11
                                      LIENS

            Subject to the provision of Article 12 relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at Lessee's expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, included as exceptions in the title policy insuring Lessor's interest in the Leased Property, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor or any easements granted pursuant to the provisions of Section 7.03 of this Lease, (d) liens for those taxes upon Lessor which Lessee is not required to pay hereunder, (e) subleases permitted by Article 23 hereof, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet payable or are payable without the addition of any fine or penalty, or
(ii) such liens are in the process of being contested as permitted by Article 12, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor, or (2) any such liens are in the process of being contested as permitted by Article 12 hereof, (h) any liens created pursuant to the Loan Documents and (i) any liens which are the responsibility of Lessor pursuant to the provisions of Article 34 of this Lease. Notwithstanding anything to contrary contained herein, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at Lessee's expense any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on the Leased Property that is not permitted under the Loan Documents.

                                   ARTICLE 12
                               PERMITTED CONTESTS

            After receiving the prior written approval of Lessor, Lessee, at Lessee's own expense, may contest the amount or validity of any Imposition to be paid by Lessee or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim ("CLAIMS") not otherwise permitted by Article 11 by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, provided that (a) Lessor would be permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the this Lease; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Lessor is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) the Leased Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, canceled or lost; (d) Lessee shall promptly upon final determination thereof pay the amount of any such Claim, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Claim from the Leased Property; and (f) Lessee shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lessor, to insure the payment of any such Claim, together with all interest and penalties thereon. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed.

                                   ARTICLE 13
                                   INSURANCE

            Section 13.01 General Insurance Requirements.

            (a) Coverages by Lessor. During the Term of this Lease, Lessor shall at Lessor's expense, without reimbursement from Lessee, at all times keep the Leased Property insured with the kinds and amounts of insurance described in
Section 6.01 of the Loan Agreement (except to the extent such insurance is required to be kept by the Lessee pursuant to Section 13.01(b) below). This insurance shall be written by companies authorized to issue insurance in the State. The policies must name Lessor or Lender, if applicable, as the insured or as an additional named insured, as the case may be

            (b) Coverages by Lessee. During the term of this Lease, Lessee shall at Lessee's expense keep the insurance described below. This insurance shall be written by companies authorized to issue insurance in the State and otherwise acceptable to Lessor. If required by Lessor, the policies must name Lessor or Lender as additional insureds, as applicable.

                  (1) Fidelity bonds with limits and deductibles as may be reasonably requested by Lessor, covering Lessee's employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law;

                  (2) Workers' compensation insurance in accordance with all Legal Requirements for all persons employed by Lessee on the Leased Property to the extent necessary to protect Lessor and the Leased Property against Lessee's worker's compensation claims;

                  (3) Vehicle liability insurance for owned, nonowned, and hired vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000;

                  (4) Comprehensive casualty insurance providing protection against any peril included within the classification "all risks" insurance coverage, together with insurance against flood, sewage backup, sprinkler damage, vandalism, and malicious mischief, to the extent of the Full Replacement Cost of Lessee's Personal Property and Inventory, the proceeds of which will be distributed in accordance with Section 14.01 below; and

                  (5) Such other insurance as Lessor may reasonably request, provided, that such other insurance is customary for facilities such as the Leased Property and the operation thereof.

            Section 13.02 Replacement Cost. The term "FULL REPLACEMENT COST" as used herein shall mean the actual replacement cost of the Leased Property requiring replacement from time to time including an increased cost of construction endorsement, if available, and the cost of debris removal. In the event either party believes that full replacement cost (the then-replacement cost less such exclusions) has increased or decreased at any time during the Lease Term, it shall have the right to have such full replacement cost re-determined.

            Section 13.03 Waiver of Subrogation. All insurance policies carried by Lessor or Lessee covering the Leased Property, the Fixtures, any Facility or Lessee's Personal Property, including, without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so. Each party agrees to seek recovery from any applicable insurance coverage prior to seeking recovery against the other.

            Section 13.04 Form Satisfactory, Etc. All of the policies of insurance referred to in this Article 13 shall be written in a form, with deductibles and by insurance companies reasonably satisfactory to Lessor and also shall meet and satisfy the requirements of any ground lessor, lender or franchisor having any interest in the Leased Premises. Lessee shall deliver to Lessor policies or certificates of the insurance required under 13.01 above as of their effective date (and, with respect to any renewal policy, thirty (30) days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to obtain such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to obtain such insurance and pay the premiums therefor, and Lessee shall reimburse Lessor for any premium or premiums paid by Lessor for the coverages required under this Section upon written demand therefor, and repay the same within thirty (30) days after Notice of such failure from Lessor shall constitute an Event of Default within the meaning of Section 16.01(d). Each insurer mentioned in this Article 13 shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to Lessor thirty (30) days' written notice before Lessor, the policy or policies in question shall be materially altered, allowed to expire or canceled.

            Section 13.05 Blanket Policy. Notwithstanding anything to the contrary contained in this Article 13, Lessee or Lessor may bring the insurance provided for herein within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee or Lessor, provided, however, that the coverage afforded to Lessor and Lessee will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article 13 are otherwise satisfied.

            Section 13.06 Separate Insurance. Lessee shall not on Lessee's own or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article 13 to be furnished, or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor, are included therein as additional insureds, and the loss is payable under such additional separate insurance in the same manner as losses are payable under this Lease. Lessee shall immediately provide Notice to Lessor that Lessee has obtained any such separate insurance or of the increasing of any of the amounts of the then existing insurance.

            Section 13.07 Reports on Insurance Claims. Lessee shall promptly investigate and make a complete and timely written report to the appropriate insurance company as to all accidents, claims for damage relating to the ownership, operation, and maintenance of any Facility, any damage or destruction to any Facility and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved, and a final copy of such report shall be furnished to Lessor.

                                   ARTICLE 14
                             DAMAGE AND DESTRUCTION

            Section 14.01 Insurance Proceeds. Subject to the rights of Lender under the Loan Documents, all proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article 13 of this Lease shall be paid to Lender and held in trust by Lender in an interest-bearing account for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and, if applicable, shall be paid out by Lender from time to time for the reasonable costs of such reconstruction or repair in accordance with the terms of the Loan Documents; provided, however, in the event that the Leased Property is not covered by a Loan the foregoing provisions applicable to Lender shall apply to Lessor and such proceeds shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions specified by Lessor. To the extent any such proceeds under such insurance policies are released or otherwise paid by Lender to Lessor (or, if no Lender, received directly by Lessor) and are not required to be applied in any manner under the terms and provisions of the Loan Documents, or this Lease, then such funds shall be immediately paid over by Lessor to Lessee as is required to fairly compensate Lessee for any loss it suffers as a result of such loss or damage. All salvage resulting from any risk covered by insurance shall belong to Lessor.

            Section 14.02 Reconstruction in the Event of Damage or Destruction.

            (a) Total Destruction. If during the Term the Leased Property is totally destroyed and the Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of this Lease. Such damage or destruction shall not terminate this Lease, and the insurance proceeds shall be paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of reasonable terms and conditions specified by Lessor, and any excess proceeds remaining after such restoration shall be retained by Lessor.

            (b) Partial Damage. Except as otherwise provided in this Lease, if during the Term the Leased Property is partially destroyed, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of this Lease. Such damage or destruction shall not terminate this Lease, and the insurance proceeds shall be paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of reasonable terms and conditions specified by Lessor, and any excess proceeds remaining after such restoration shall be retained by Lessor.

            Section 14.03 Lessee's Property. Lessor shall have no obligation to insure Lessee's Personal Property against any loss of or damage to any of Lessee's Personal Property. Lessee may separately insure its personal property, provided, however, no such payments under such insurance shall diminish or reduce the insurance payments otherwise payable to or for the benefit of Lessor hereunder.

            Section 14.04 Abatement of Rent. Unless this Lease is terminated in accordance herewith, any damage or destruction due to casualty notwithstanding, this Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall be equitably abated during any period required for the applicable repair and restoration.

            Section 14.05 Damage Near End of Term. Notwithstanding any provisions of this Article 14 appearing to the contrary, if damage to or destruction of any Facility renders it unsuitable for its Primary Intended Use occurs during the last 24 months of the Term, then either party shall have the right to terminate this Lease with respect to such Facility by giving Notice to the other within thirty (30) days after the date of damage or destruction, whereupon all Accrued Rent with respect to such Facility shall be paid immediately, and this Lease shall automatically terminate with respect to such Facility five (5) days after the date of such Notice.

            Section 14.06 Waiver. Lessee hereby waives any statutory or judicially created rights of termination that may arise by reason of any damage or destruction of any Facility that Lessor is obligated to restore or may restore under any of the provisions of this Lease.

                                   ARTICLE 15
                                 EMINENT DOMAIN

            Section 15.01 Definitions.

            (a) "Condemnation" means a Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

            (b) "DATE OF TAKING" means the date the Condemnor has the right to possession of the property being condemned.

            (c) "AWARD" means all compensation, sums or anything of value awards, paid or received on a total or partial Condemnation.

            (d) "CONDEMNOR" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

            Section 15.02 Parties' Rights and Obligations. If during the Term there is a Condemnation of all or any part of the Leased Property at a particular Facility or any interest in this Lease, the rights and obligations of Lessor and Lessees shall be determined by this Article 15, subject in all respects to any and all rights of Lender under the Loan Documents. If Lender releases to Lessor any Award in connection with a Condemnation or Taking of all or any part of the Leased Property at a Facility that is not required to be applied in any manner by the terms and provisions of the Loan Documents, then such funds shall be immediately paid over by Lessor to Lessee in such amounts as is required to fairly compensate Lessee for any loss it suffers as a result of such Condemnation or Taking.

            Section 15.03 Total Taking. If title to the fee of the whole of the Leased Property at a particular Facility is condemned by any Condemnor, this Lease shall cease and terminate as of the Date of Taking by the Condemnor. If title to the fee of less than the whole of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable or Uneconomic for its Primary Intended Use, Lessee and Lessor shall each have the option, by notice to the other, at any time prior to the Date of Taking, to terminate this Lease as of the Date of Taking. Upon such date, if such Notice has been given, this Lease shall thereupon cease and terminate. All Base Rent, Percentage Rent and Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts.

            Section 15.04 Partial Taking. If title to less than the whole of the Leased Property at a particular Facility is condemned, and such Leased Property is still suitable for its Primary Intended Use, and not Uneconomic for its Primary Intended Use, or if Lessee or Lessor is entitled but neither elects to terminate this Lease as provided in Section 15.03, (a) Lessee, at Lessee's sole cost and expense (subject to Lessor's contribution as set forth below) shall with all reasonable dispatch restore the untaken portion of any Leased Improvements so that such Leased Improvements constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to the Condemnation, unless such restoration extends beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration, and (b) Lessee shall continue to pay, in the manner and at the terms herein specified, full amounts of Base Rent and Additional Charges with an equitable reduction for the portion of the Leased Property so condemned.

            Section 15.05 Temporary Taking. If the whole or any part of the Leased Property at a particular Facility or of Lessee's interest under this Lease is condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, but Lessee shall continue to pay, in the manner and at the terms herein specified, full amounts of Base Rent and Additional Charges with an equitable reduction for the portion of the Leased Property so condemned. Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any Condemnation described in this Section 15.06 the entire amount of any Award made for such Condemnation allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessor. Lessee covenants that upon the termination of any such period of temporary use or occupancy Lessee's will, at Lessee's sole cost and expense, promptly commence and diligently prosecute the completion of the restoration of the Leased Property as nearly as possible to the condition the Leased Property was in immediately prior to such Condemnation, with such alterations as may be approved by Lessor and otherwise in accordance with the terms of this Lease and Lessor's obligations under the Loan Documents, unless such period of temporary use or occupancy extends beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration.

            Section 15.06 Allocation of Award. The total Award made with respect to the Leased Property or for loss of rent, or for Lessor's loss of business beyond the Term, shall be solely the property of and payable to Lessor. Any Award made for loss of Lessee's business during the remaining Term, if any, for the taking of Lessee's Personal Property, or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee. In any Condemnation proceedings Lessor and Lessee shall each seek its Award in conformity herewith, at its respective expense; provided, however, Lessee shall not initiate, prosecute acquiesce in any proceedings that may result in a diminution of any Award payable to Lessor.

                                   ARTICLE 16
                                DEFAULT; REMEDIES

            Section 16.01 Events of Default. If any one or more of the following events (individually, an "Event of Default") occurs:

            (a) if Lessee fails to make payment of the Base Rent within thirty
(30) days after the same becomes due and payable ;

            (b) if Lessee fails to make payment of Percentage Rent within thirty
(30) days after the same becomes due and payable;

            (c) if Lessee fails to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of thirty (30) days after receipt by the Lessee of Notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case it shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof provided, however, in no event shall such cure period extend beyond ninety (90) days after such Notice; or

            (d) if the Lessee shall file a petition in bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing Lessee's inability to pay its debts generally as they become due, or if a petition proposing the adjudication of the Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and the Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within sixty (60) days after the entry of an order in respect thereof, or if a receiver of the Lessee or of the whole or substantially all of the assets of the Lessee shall be appointed in any proceeding brought by the Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against the Lessee and shall not be vacated or set aside or stayed within sixth (60) days after such appointment; or

            (e) if Lessee is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of Lessee's assets; or

            (f) if the estate or interest of Lessee in the Leased Property or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any proceeding (unless Lessee is contesting such lien or attachment in good faith in accordance with Article 12 hereof); or

            (g) if, except as a result of damage, destruction or a partial or complete Condemnation, Lessee voluntarily ceases operations on the Leased Property; or

            (h) if the Franchise Agreement with respect to any Facility has been terminated by the franchisor as a result of any action or failure to act by the Lessee, other than a failure to complete improvements required by the franchisor because the Lessor has not provided funds for such improvements; then, and in any such event, Lessor may exercise one or more remedies available to it herein or at law or in equity, including but not limited to Lessor's right to terminate this Lease by giving Lessee not less than ten (10) days Notice of such termination except in the case of a default under Sections 16.01(d) or (e) in which case no Notice shall be required.

      No Event of Default (other than a failure to make a payment of money) shall be deemed to exist under clause (c) during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Lessee remedies such default or Event of Default without further delay.

            Section 16.02 Surrender. If an Event of Default occurs (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.01) and is continuing, whether or not this Lease has been terminated pursuant to Section 16.01, Lessee shall, if requested by Lessor so to do, immediately surrender and assign to Lessor or Lessor's designee the Leased Property including, without limitation, any and all books, records, files, licenses, permits and keys relating thereto, and quit the same and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property, subject to rights of any hotel guests and to any requirement of law. Lessee hereby waives any and all requirements of applicable laws for service of notice to re-enter the Leased Property. Except as required by law, Lessor shall be under no obligation to, but may if it so chooses, relet the Leased Property or otherwise mitigate Lessor's damages.

            Section 16.03 Damages. Neither (a) the termination of this Lease,
(b) the repossession of the Leased Property, (c) the failure of Lessor to relet the Leased Property, nor (d) the reletting of all or any portion thereof, shall relieve Lessee of Lessee's liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting to the maximum extent permitted by law. In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination.

      In addition, Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for Lessee's default, either:

                  (1) Without termination of Lessee's right to possession of the Leased Property, each installment of Rent (including Percentage Rent as determined below) and other sums payable by Lessee to Lessor under this Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the Overdue Rate from the date due until paid or otherwise discharged, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease; or

                  (2)   the sum of:

                  (A) the unpaid Rent which had been earned at the time of termination, repossession or reletting, and

                  (B) the worth at the time of termination, repossession or reletting of the amount by which the unpaid Rent for the balance of the Term after the time of termination, repossession or reletting, exceeds the amount of such rental loss that Lessee proves could be reasonably avoided and as reduced for rentals received after the time of termination, repossession or reletting, if and to the extent required by applicable law, and

                  (C) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform Lessee's obligations under this Lease or which in the ordinary course of things, would be likely to result therefrom. The worth at the time of termination, repossession or reletting of the amount referred to in subparagraph (B) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

      Percentage Rent for the purposes of this Section 16.03 shall be a sum equal to (i) the average of the annual amounts of the Percentage Rent for the three Fiscal Years immediately preceding the Fiscal Year in which the termination, re-entry or repossession takes place, or (ii) if three Fiscal Years shall not have elapsed, the average of the Percentage Rent during the preceding Fiscal Years during which this Lease was in effect, or (iii) if one Fiscal Year has not elapsed, the amount derived by annualizing the Percentage Rent from the effective date of this Lease.

            Section 16.04 Waiver. If this Lease is terminated pursuant to
Section 16.01, Lessee waives, to the extent permitted by applicable law, (a) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article 16, and (b) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

            Section 16.05 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order that Lessor may determine or as may be prescribed by the laws of the State.

                                   ARTICLE 17
                             LESSOR'S RIGHT TO CURE

      If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease including, without limitation, Lessee's failure to comply with the terms of any Franchise Agreement other than a failure to complete improvements required by the franchisor because the Lessor has not provided Lessee with the funds therefor, and fails to cure the same within the relevant time periods provided in Section 16.01, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and, subject to Section 16.04, take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article 17 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 18
                                REIT REQUIREMENTS

      Lessee understands that in order for [iStar Financial, Inc.] to qualify as a REIT, the following requirements (the "REIT Requirements") must be satisfied:

            (a) Anything contained in this Lease to the contrary notwithstanding, the average of the Fair Market Value at the beginning and end of a Fiscal Year of Lessor's Personal Property that is leased to the Lessee under this Lease shall not exceed fifteen percent 15% of the average of the aggregate fair market values of all of the Leased Property at the beginning and at the end of such Fiscal Year (the "PERSONAL PROPERTY LIMITATION"). If Lessor reasonably anticipates that the Personal Property Limitation will be exceeded with respect to the Leased Property for any Fiscal Year, Lessor shall notify Lessee, and Lessee either (i) shall purchase at fair market value any personal property anticipated to be in excess of the Personal Property Limitation ("EXCESS PERSONAL PROPERTY") either from the Lessor or a third party or (ii) shall lease the Excess Personal Property from a third party. In either case, Lessee's Rent obligation shall be equitably adjusted. In addition, in the case of the purchase or lease of Excess Personal Property by the Lessee from a third party, the Lessor's capital expenditure reserve obligation pursuant to Article 34 shall be appropriately decreased to reflect the reduced need for Lessor-owned personal property. Notwithstanding anything to the contrary set forth above, Lessee shall not be responsible in any way for determining whether or not Lessee has exceeded or will exceed the Personal Property Limitation, and shall not be liable to Lessor or any of Lessor's shareholders in the event that the Personal Property Limitation is exceeded, as long as Lessee meets Lessee's obligation to acquire or lease any Excess Personal Property as provided above. This Section 18 is intended to ensure that the Rent qualifies as "rents from real property," within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

            (b) Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the net income or net profits derived by the business activities of the sublessee, or (ii) any other formula such that any portion of the Rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

            (c) Lessee cannot sublet the Leased Property to any Person in which [iStar Financial, Inc.], owns, directly or indirectly, a ten percent (10%) or more interest, within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provisions thereto.

            (d) Lessee agrees to make an election to be, and to operate as a "taxable REIT subsidiary" of [iStar Financial, Inc.] within the meaning of
Section 856(e) of the Code, or any similar or successor provision thereto.

            (e) Lessee shall not (i) directly or indirectly operate or manage a "lodging facility" within the meaning of Section 856(d)(9)(D)(ii) of the Code or a "health care facility" within the meaning of Section 856(e)(6)(D)(ii) or (ii) directly or indirectly provide to any other Person (under a franchise, license, or otherwise) rights to any brand name under which any lodging facility or health care facility is operated; provided, however, that Lessee may provide such rights to Manager to operate or manage a lodging facility as long as such rights are held by Lessee as a franchisee, licensee, or in a similar capacity and such lodging facility is either owned by Lessee or is leased to Lessee by Lessor or one of Lessor's Affiliates.

            (f) Lessee agrees, and agrees to use reasonable efforts to cause Lessee's Affiliates, to use their best efforts to permit the REIT Requirements to be satisfied. Lessee agrees and agrees to use reasonable efforts to cause Lessee's Affiliates, to cooperate in good faith with [iStar Financial, Inc.] and Lessor to ensure that the REIT Requirements are satisfied, including but not limited to, providing [iStar Financial, Inc.] with information about the ownership of Lessee, and Lessee's Affiliates to the extent that such information is reasonably available. Lessee agrees, and agrees to use reasonable efforts to cause Lessee's Affiliates, upon request by [iStar Financial, Inc.], and, where appropriate, at [iStar Financial, Inc.]'s expense, to take reasonable action necessary to ensure compliance with the REIT Requirements. Immediately after becoming aware that the REIT Requirements are not, or will not be, satisfied, Lessee shall notify, or use reasonable efforts to cause Lessee's Affiliates to notify, [iStar Financial, Inc.] of such noncompliance.

            (g) Both Lessee and Lessor agree that no provision of this lease shall be construed so as to cause [iStar Financial, Inc.] to fail to qualify as a REIT.

            (h) Lessee shall not permit any wagering activities to be conducted at or in connection with the Leased Property by any Person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with the Leased Property.

                                   ARTICLE 19
                   COMPLIANCE WITH SPECIAL PURPOSE PROVISIONS

            Section 19.01 Special Purpose Requirements.

            (a) Lessee shall not do any of the following, without the unanimous approval of Lessee's two (2) Independent Directors and all other directors of
Lessee:

                  (1) file or consent to the filing of any bankruptcy, insolvency or reorganization petition, case or proceeding, or institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally;

                  (2) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Lessee or Lessor or a substantial portion of any Facility;

                  (3) make any assignment for the benefit of the creditors of Lessee or Lessor; or

                  (4) take any action in furtherance of the foregoing subparagraphs (i) through (iii).

            (b) Special Purpose Covenants. Notwithstanding any other provision of this Lease and any provision of law that otherwise so empowers the Corporation, Lessee shall at all times, on Lessee's own behalf and acting as the lessee of the Leased Property:

                  (1) remain solvent and pay Lessee's debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                  (2) correct any known misunderstanding regarding Lessee's separate identity and not identify itself as a division of any other Person;

                  (3) maintain Lessee's bank accounts, books of account, books and records separate from those of any other Person, file its own tax returns except to the extent that it is required by law to file consolidated tax returns;

                  (4) maintain Lessee's own records, books, resolutions and By-laws;

                  (5) not commingle Lessee's funds or assets with those of any other Person nor participate in any cash management system with any other Person, except as contemplated by the Loan Documents;

                  (6) hold Lessee's assets in its own name;

                  (7) conduct Lessee's business in its own name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of Lessor, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subparagraph (xxi) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Lessee;

                  (8) (A) maintain Lessee's financial statements, accounting records and other entity documents separate from those of any other Person; (B) in its financial statements, show its assets and liabilities separate and apart from those of any other Person except as required by GAAP in connection with the preparation of consolidated financial statements; and (C) not permit its assets to be listed as assets on the financial statement of any other Person except as required by GAAP in connection with the preparation of consolidated financial statements; provided, however, that any such consolidated financial statements referenced in clause (B) or (C) above shall contain a note indicating that it is a separate entity and that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

                  (9) pay Lessee's own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and maintain a sufficient number of employees in light of its contemplated business operations;

                  (10) observe all corporate formalities;

                  (11) have no indebtedness except as expressly permitted by Lessee's certificate of incorporation or other organizational documents as in effect on the date hereof;

                  (12) not assume or guarantee or become obligated for the debts of any other Person, hold out Lessee's credit as being available to satisfy the obligations of any other Person;

                  (13) not acquire obligations or securities of Lessee's shareholders or any other Affiliate;

                  (14) allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

                  (15) maintain and use separate stationery, invoices and checks bearing Lessee's name. The stationery, invoices, and checks utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being the other entity agent;

                  (16) not pledge Lessee's assets for the benefit of any other Person (other than Lender);

                  (17) hold itself out and identify itself as a separate and distinct entity under Lessee's own name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of Lessor and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subparagraph (xxi) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Lessor;

                  (18) maintain Lessee's assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

                  (19) not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity)

                  (20) not identify Lessee's shareholders or any Affiliate of any of them, as a division or part of it, and not identify itself as a division of any other Person;

                  (21) not enter into or be a party to, any transaction with Lessee's shareholders, or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;


                  (22) not have any of Lessee's obligations guaranteed by any Affiliate, except (x) that Lessor may guarantee obligations relating to any franchise or management arrangements for the Leased Properties or (y) as contemplated by the Loan Documents;

                  (23) not form, acquire or hold any subsidiary, except that Lessee may hold (x) subsidiaries solely for the purpose of holding liquor licenses and (y) a subsidiary solely for the purpose of holding title to the personal property at any Facility;

                  (24) comply with all of the terms and provisions contained in Lessee's organizational documents; and

                  (25) not engage in or seek to consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of it assets, and have a Board of Directors separate from that of any other Person.

                                   ARTICLE 20
                                  HOLDING OVER

      If Lessee for any reason remains in possession of the Leased Property after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month two times the aggregate of (a) one-twelfth of the aggregate Base Rent and Percentage Rent payable with respect to the last Fiscal Year of the Term, (b) all Additional Charges accruing during the applicable month and (c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at sufferance, to continue Lessee's occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                   ARTICLE 21
                                  RISK OF LOSS

      During the Term, the risk of loss or of the decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by Lessor and those claiming from, through or under Lessor) is assumed by Lessee, and, in the absence of gross negligence, willful misconduct or breach of this Lease by Lessor pursuant to Section 34.03, Lessor shall in no event be answerable or accountable therefor, nor shall any of the events mentioned in this Section entitle Lessee to any abatement of Rent except as specifically provided in this Lease.

                                   ARTICLE 22
                                 INDEMNIFICATION

            Section 22.01 Lessee Indemnification. Notwithstanding the existence of any insurance, and without regard to the policy limits of any such insurance or self-insurance, but subject to the last sentence of Section 13.04 if any insurance coverage is applicable, Section 16.04 and Article 8, Lessee will protect, indemnify, hold harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor Indemnified Parties by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Lessee or any of Lessee's agents, employees or invitee of the Leased Property or Lessee's Personal Property or any litigation, proceeding or claim by governmental entitles or other third parties to which a Lessor Indemnified Party is made a party or participant related to such use, misuse, non-use, condition, management, maintenance, or repair thereof by Lessee or any of Lessee's agents, employees or invitee, including any failure of Lessee or any of Lessee's agents, employees or invitee to perform any obligations under this Lease or imposed by applicable law (other than arising out of

Condemnation proceedings), (c) any Impositions that are the obligations of Lessee pursuant to the applicable provisions of this Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, and
(e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder.

            Section 22.02 Lessor Indemnification. Lessor shall indemnify, save harmless and defend Lessee Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee Indemnified Parties as a result of the gross negligence or willful misconduct of Lessor arising in connection with this Lease.

            Section 22.03 Payments by Indemnifying Party. Any amounts that become payable by an Indemnifying Party under this Article 22 shall be paid within ten (10) days after liability therefor on the part of the Indemnifying Party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. An Indemnifying Party, at such Indemnifying Party's expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Indemnified party. The Indemnified Party, at such Indemnifying Party's expense, shall be entitled to participate in any such claim, action or proceeding, and the Indemnifying Party may not compromise or otherwise dispose of the same without the consent of the Indemnified Party, which may not be unreasonably withheld. Nothing herein shall be construed as indemnifying a Lessor Indemnified Party or a Lessee Indemnified Party against its own grossly negligent acts or omissions or willful misconduct.

            Section 22.04 Survival. Lessee's or Lessor's liability for a breach of the provisions of this Article 22 shall survive any termination of this Lease.

                                   ARTICLE 23
                            SUBLETTING AND ASSIGNMENT

            Section 23.01 Subletting and Assignment. Subject to the provisions of Article 19 and Section 23.02 and any other express conditions or limitations set forth herein or in the Loan Documents, Lessee may, but only with the prior written consent of Lessor to be granted or withheld in Lessor's sole discretion,
(a) assign this Lease or sublet all or any part of the Leased Property or (b) sublet any retail or restaurant portion of the Leased Improvements in the normal course of the Primary Intended Use . In the case of a subletting, the sublessee shall comply with the provisions of Section 23.02, and in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof. Notwithstanding the above, Lessee may assign this Lease to an Affiliate without the consent of Lessor; provided that any such assignee assumes in writing and agrees to keep and perform all of the terms of this Lease on the part of the Lessee to be kept and preformed and shall be and become jointly and severally liable with Lessee for the performance thereof. In case of either an assignment or subletting made during the Term, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. An original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor.

            Section 23.02 Attornment. Lessee shall insert in each sublease permitted under Section 23.01 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) if this Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, and (c) if the sublessee receives a written Notice from Lessor or Lessor's assignees, if any, stating that an uncured Event of Default exists under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.

                                   ARTICLE 24
                    ESTOPPEL CERTIFICATES; FINANCIAL REPORTS

            Section 24.01 Lessee Estoppel Certificates. At any time and from time to time upon not less than ten (10) days Notice by Lessor, Lessee will furnish to Lessor or any Person designated by Lessor, an officer's certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether there is any existing default or Event of Default hereunder by Lessee or, to the knowledge of Lessee, Lessor, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, Lender and any prospective purchaser of the Leased Property.

            Section 24.02 Financial Statements. Lessee will furnish the following statements to Lessor:

            (a) with reasonable promptness, such information respecting the financial condition and affairs of Lessee, and any other information material to the Lessee's continuing ability to perform Lessee's obligations under the Lease; and

            (b) annual audited financial statements within ninety (90) days of the end of each Fiscal Year prepared by the same certified independent accounting firm that prepares the returns for Lessor or such other accounting firm as may be approved by Lessor, as Lessor may request from time to time; and

            (c) the most recent Consolidated Financials of Lessee within forty-five (45) days after each quarter of any Fiscal Year (or, in the case of the final quarter in any Fiscal Year, the most recent audited Consolidated Financials of Lessee within ninety (90) days); and

            (d) on or about the 15th day of each month, a detailed profit and loss statement for the Leased Property for the preceding month, a balance sheet for the Leased

Property as of the end of the preceding month, and a detailed accounting of revenues for the Leased Property for the preceding month, each in form acceptable to Lessor.

            Section 24.03 Lessor Estoppel Certificate. At any time and from time to time upon not less than ten (10) days Notice by Lessee, Lessor will furnish to Lessee or any Person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether there is any existing default or Event of Default hereunder by Lessor or, to the knowledge of Lessor, Lessee, and such other information as may be reasonably requested by Lessee. Any such certificate furnished pursuant to this Section may be relied upon by Lessee, Lender and any prospective purchaser of the Leased Property.

                                   ARTICLE 25
                            LESSOR'S RIGHT TO INSPECT

      Lessee shall permit Lessor and Lessor's authorized representatives as frequently as reasonably requested by Lessor to inspect the Leased Property and Lessee's accounts and records pertaining thereto, and all records maintained by any franchisor under a Franchise Agreement and make copies thereof, during usual business hours upon reasonable advance Notice, subject only to any business confidentiality requirements reasonably requested by Lessee.

                                   ARTICLE 26
                                    NO WAIVER

      No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other than existing or subsequent breach.

                                   ARTICLE 27
                               REMEDIES CUMULATIVE

      To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

                                   ARTICLE 28
                             ACCEPTANCE OF SURRENDER

      No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                   ARTICLE 29
                               NO MERGER OF TITLE

      There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person or entity may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                   ARTICLE 30
                   TRANSFER OF LEASED PROPERTY; SUBORDINATION

            Section 30.01 Conveyance by Lessor. If Lessor or any successor owner of the Leased Property conveys the Leased Property other than as security for a debt, and the grantee or transferee of the Leased Property expressly assumes all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

            Section 30.02 Subordination to Mortgage. The rights and interest of Lessee under this Lease and any and all liens, rights and interests (whether choate or inchoate and including, without limitation, all mechanic's and materialmen's liens under applicable law) owed, claimed or held, by Lessee in and to the Leased Property, are and shall be in all respects subject, subordinate and inferior to the Loan and the Loan Documents and to the liens, security interests and all other rights and interests created or to be created therein or thereby for the benefit of Lender, and securing the repayment of the Loan including, without limitation, those created under the Mortgage covering, amount other things, the Leased Property, and filed or to be filed of record in the public records maintained for the recording of mortgages in the jurisdiction where the Leased Property is located, and all renewals, extensions, increases, supplements, spreaders, consolidations, amendments, modifications and replacements thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Loan had been executed and delivered and the Mortgage recorded prior to the execution and delivery of this Lease. Lender, at Lender's option and in its sole discretion, may elect to give the rights and interest of Lessee under this Lease priority over the lien of the Mortgage. In the event of such election, the rights and interest of Lessee under this Lease automatically shall have priority over the lien of the Mortgage and no additional consent or instrument shall be necessary or required. However, Lessee agrees to execute and deliver whatever instruments may be reasonably requested by Lender for such purposes, and in the event Lessee fails so to do after demand in writing, Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in its name, place and stead so to do.

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

                                   ARTICLE 31
                                 QUIET ENJOYMENT

      So long a Lessee pays all Rent as the same becomes due and complies with all of the terms of this Lease and performs Lessee's obligations hereunder, in each case within the applicable grace periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances subject to which the Leased Property was conveyed to Lessor or hereafter consented to by Lessee or provided for herein. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.

                                   ARTICLE 32
                                     NOTICES

      All notices, demands, requests, consents, approvals and other communications ("NOTICE" or "NOTICES") hereunder shall be in writing and personally served or mailed (by registered or certified mail, return receipt requested and postage prepaid), if to Lessor at iStar Financial, Inc. c/o JD Holding's LLC, 152 West 57th Street, 56th Floor, New York, New York 10023, and if to Lessee at ______________________________________________________________,
or to such other address or addresses as either party may hereafter designate in accordance herewith. Personally delivered Notice shall be effective upon receipt, and Notice given by mail shall be complete at the time of deposit in the U.S. Mail system, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by mail shall be extended five
(5) days.

                                   ARTICLE 33
                                   [RESERVED]

                                   ARTICLE 34
                       LESSOR LIENS; LESSEE RIGHTS TO CURE

            Section 34.01 Lessor May Grant Liens.

            (a) Without the consent of Lessee, Lessor may, subject to the terms and conditions set forth below in this Article 34, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("ENCUMBRANCE") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Pursuant to Section 30.02 hereof, this Lease shall automatically be subordinated to the lien of any such new mortgage on the Leased Property.

            (b) Upon Lessor's request, Lessee shall execute and deliver to Lessor financing statements in form sufficient to perfect the security interest granted to Lender pursuant to the Mortgage in (i) Lessee's Personal Property and the proceeds thereof and (ii) all leases, contracts, concession agreements and other agreements with respect to the Leased Property.

            Section 34.02 Lessee's Right to Cure. Subject to the provisions of
Section 34.03, if Lessor breaches any covenant to be performed by it under this Lease, Lessee, after Notice to and demand upon Lessor, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand or, following entry of a final, nonappealable judgment against Lessor for such sums, may be offset by Lessee against the Base Rent payments next accruing or coming due. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Section 34.02 shall survive the termination of this Lease with respect to the Leased Property.

            Section 34.03 Breach by Lessor. It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on Lessor's part to be performed and such failure continues for a period of thirty (30) days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within such thirty
(30)-day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof for a period not to exceed ninety
(90) days. The time within which Lessor shall be obligated to cure any such failure also shall be subject to extension of time due to the occurrence of any Unavoidable Delay. Upon a breach by Lessor, Lessee shall be entitled to all available remedies at law and in equity.

                                   ARTICLE 35
                                  MISCELLANEOUS

            Section 35.01 Miscellaneous.

            (a) Survival of Claims. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination.

            (b) Severability. If any term or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby.

            (c) Maximum Interest Rate. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

            (d) Amendment. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument signed by Lessor and Lessee.

            (e) Attorneys' Fees. If litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to such prevailing party's damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

            (f) Successors and Assigns. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            (g) Headings. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (h) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State, but not including its conflicts of laws rules.

            Section 35.02 Transition Procedures. Upon the expiration or termination of the Term of this Lease, for whatever reason, Lessor and Lessee shall do the following (and the provisions of this Section 35.02 shall survive the expiration or termination of this Lease until they have been fully performed) and, in general, shall cooperate in good faith to effect an orderly transition of the management or lease of any Facility.

            (a) Transfer of Licenses. Upon the expiration or earlier termination of the Term, Lessee shall use Lessee's best efforts (i) to the full extent possible to transfer to Lessor or Lessor's nominee all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of any Facility, including any Franchise Agreement (collectively, "LICENSES"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for, any such Licenses; provided, in either case, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

            (b) Subleases and Concessions. Lessee shall assign to Lessor or Lessor's nominee simultaneously with the termination of this Lease, and the assignee shall assume all subleases and concession agreements in effect with respect to each Facility then in Lessee's name.

            (c) Books and Records. All books and records for each Facility kept by Lessee (or the franchisor under any Franchise Agreement) shall be delivered promptly to Lessor or Lessor's nominee, simultaneously with the termination of this Lease, but such books and records shall thereafter be available to Lessee at all reasonable times for inspection, audit, examination and transcription for a period of one (1) year and Lessee may retain (on a confidential basis) copies or computer records thereof.

            (d) Remittance. Lessee shall remit to Lessor or Lessor's nominee, simultaneously with the termination of this Lease, all funds remaining, if any, after payment of all accrued Gross Operating Expenses, and other amounts due Lessee and after deducting the costs of any scheduled repair, replacement or refurbishment of Furniture and Equipment with respect to which deposits have been made.

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

            Section 35.03 Waiver of Presentment, Etc. Lessee waives all presentments, demands for payment and for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as expressly granted herein.

                                   ARTICLE 36
                               MEMORANDUM OF LEASE

      Lessor and Lessee shall promptly upon the request of either enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State in which reference to this Lease, and all options contained herein, shall be made. Lessee shall pay all costs and expenses of recording such memorandum of this Lease.

                                   ARTICLE 37
                                   [RESERVED]

                                   ARTICLE 38
                     LESSOR'S OPTION TO TERMINATE UPON SALE

      In the event Lessor enters into a bona fide contract to sell the Leased Property to a non-Affiliate, Lessor may terminate this Lease by giving not less than thirty (30) days prior Notice to Lessee of Lessor's election to terminate this Lease effective upon the closing under such contract. Effective upon such closing, this Lease shall terminate and be of no further force and effect except as to any obligations of the parties existing as of such date that survive termination of this Lease. As compensation for an early termination, Lessor must within one hundred and eighty (180) days after the closing either (a) pay to the Lessee as a termination fee an amount equal to thirty-five percent (35%) of the net income (as calculated in accordance with GAAP) earned by Lessee with respect to the Leased Property (but excluding any proceeds or other consideration attributable to the sale of the Leased Property) for the 12-month period ended as of the last day of the calendar month immediately preceding such termination; or (b) offer to lease to Lessee one or more comparable substitute hotel facilities (which facilities must be satisfactory to Lessee in Lessee's reasonable discretion) pursuant to one or more leases that would create for Lessee leasehold estates that have an aggregate fair market value equal to Lessee's leasehold estate under the Lease determined as of the closing of the sale of the Leased Property. A termination payment is due to Lessee only if Lessee is not then in default in the payment of Base Rent for more than thirty
(30) days.

                                   ARTICLE 39
                               FRANCHISE AGREEMENT

      To the extent any of the provisions of any Franchise Agreement impose a greater obligation on Lessee than the corresponding provisions of this Lease, then Lessee shall be obligated to comply with, and to take all reasonable actions necessary to prevent breaches or defaults under, the provisions of such Franchise Agreement. It is the intent of the parties hereto that, except as otherwise specifically provided by this Lease, Lessee shall comply in every respect with the provisions of any Franchise Agreement so as to avoid any default thereunder during the term of this Lease. Lessor and Lessee agree to cooperate fully with each other in the event it becomes necessary to obtain a franchise extension or modification or a new franchise for the Leased Property, provided, however, that Lessor shall pay the entire cost of any upgrades required by any franchisor.

                                   ARTICLE 40
                      ROOM SET-ASIDE; CAPITAL EXPENDITURES

            Section 40.01 Room Set-Aside. Lessee shall repair or replace, or cause the Manager to repair or replace, in each Fiscal Year, Fixtures and Furniture and Equipment (a) as required by the terms of any Franchise Agreement, Management Agreement and/or the Loan Documents, (b) as required by Article 9 and
Article 39 and (c) otherwise when and in a manner it deems fit, to the extent funds are available therefor from amounts the Lessor is obligated to make available to Lessee under this Section 40.01 or otherwise makes available to Lessee. During the Term, Lessee shall be entitled to receive an amount (herein referred to as the "FF&E RESERVE FUNDS") equal to the greater of (x) four percent (4%) of Gross Revenues from the Facility and (y) the percentage of Gross Revenues from the Facility as set forth in the Management Agreement, or Franchise Agreement or Loan Agreement, whichever agreement is most restrictive, for repairing or replacing Fixtures, Furniture and Equipment. The FF&E Reserve Funds shall be deposited into an account (the "FF&E RESERVE ACCOUNT") in accordance with the provisions of the Loan Documents. Subject to the provisions of the Loan Documents, the FF&E Reserve Funds shall be retained by Lessee from Gross Revenues, and to the extent Lender requires the FF&E Reserve Funds to be held by Lender, Lessee shall deposit the FF&E Reserve Funds with Lender and request distributions from Lender for the repairing or replacing Fixtures, Furniture and Equipment in accordance with the provisions of the Loan Documents. The FF&E Reserve Funds shall be used by Lessee for periodic repairing or replacement of Fixtures, Furniture and Equipment at the Leased Property in connection with the Primary Intended Use. To the extent any Furniture and Equipment and/or Fixtures is so purchased with the FF&E Reserve Funds such Furniture and Equipment and/or Fixtures shall become and at all times remain the sole property of Lessor and Lessee shall, upon Lessee's request, execute any documents reasonably necessary to confirm such title in Lessor, it being understood that any such newly purchased Furniture and Equipment and/or Fixtures will automatically become subject to the security interest discussed in Section
34.01 above.

            Section 40.02 Capital Expenditures. Subject to Section 9.01, Lessor shall be obligated to pay the actual costs of any items that are classified as capital items under generally accepted accounting principles which are necessary in the reasonable judgment of Lessor for the continued operation of any Facility in accordance with the operating standards of any Franchise Agreement, if applicable, and otherwise approved by Lessor.

            Section 40.03 Subordination of Management Fee. Lessee agrees that following receipt of written notice that an Event of Default hereunder has occurred, and prior to any cure thereof, Lessee shall not pay Manager any fees or reimburse Manager for any expenses pursuant to the Management Agreement, regardless of whether accrued or not. Any payments made by Lessee under the Management Agreement in violation of this Section 40.04 shall be returned by the Manager to the Lessee upon written notice by the Lessor to the Manager.

                                   ARTICLE 41
                    CHANGE IN REIT STATUS OR REIT REGULATIONS

      In the event that [iStar Financial, Inc.] terminates its status as a real estate investment trust ("REIT") for tax purposes, or in the event that the Internal Revenue Code provisions are amended so that REITs are permitted to operate hotels, Lessor may elect to terminate this Lease. In the event that this Lease is so terminated, Lessor shall be obligated to pay to Lessee a termination payment equal to the Net Present Value (as hereinafter defined), as of the termination date of this Lease, of the cash flow to Lessee from the operations of the Leased Property (after payment of all Rent hereunder). The "NET PRESENT VALUE" of the cash flow to Lessee from the operations of the Leased Property shall be calculated by multiplying (a) the average annual EBITDA (as hereinafter defined) to Lessee net of all Rent for the three (3) Fiscal Years ended immediately prior to the termination date, times (b) the number of Fiscal Years (or portions thereof) remaining in the Lease Term, times (c) one hundred percent (100%) plus the average annual percentage increase in the Consumer Price Index during the three (3) Fiscal Years ended immediately prior to the date of sale, and (d) discounting the product of (a) times (b) times (c) above by the Base Rate plus one percent. "EBITDA" means net earnings before interest, taxes, depreciation and amortization.

                                   ARTICLE 42
                              ADDITIONAL COVENANTS

            Section 42.01 Indemnification Regarding Defaults Under Franchise Agreements.

            (a) By Lessee. The Lessee hereby agrees, during the term of this Lease, to defend, indemnify and hold harmless the Lessor for any unpaid franchise fees and termination fees under any Franchise Agreement, except for defaults resulting from the Lessor's failure to pay for capital expenditures required under such Franchise Agreements, as provided in Section 40.02 hereof.

            (b) By Lessor. The Lessor hereby agrees to defend, indemnify and hold harmless the Lessee for any defaults under the Franchise Agreements resulting from the Lessor's failure to pay for capital expenditures required under any Franchise Agreements.

      IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.

                                        "LESSOR"

                                            ____________________________________

                                        By: ____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                        "LESSEE"

                                        ________________________________________

                                        By: ____________________________________
                                            Name:_______________________________
                                            Title:______________________________